                                                                  EXECUTION COPY

 ==============================================================================


                                U.S. $400,000,000


                                CREDIT AGREEMENT

                          Dated as of October 22, 1996

                                      Among

                                 OMNICARE, INC.

                                as the Borrower,

                             THE BANKS NAMED HEREIN

                                 as the Lenders,

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO

                                  as the Agent

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                                       E-9


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




                                TABLE OF CONTENTS
                                -----------------

 Section                                                                                             Page
 -------                                                                                             ----

ARTICLE I DEFINITIONS
         1.1.  CERTAIN DEFINED TERMS.....................................................................E-14

 ARTICLE II THE CREDITS
         2.1.  THE SYNDICATED LOANS......................................................................E-24
         2.2.  REPAYMENT OF THE SYNDICATED LOANS.........................................................E-24
         2.3.  RATABLE LOANS; TYPES OF SYNDICATED ADVANCES...............................................E-24
         2.4.  MINIMUM AMOUNT OF EACH SYNDICATED ADVANCE.................................................E-24
         2.5.  OPTIONAL PREPAYMENTS OF SYNDICATED LOANS..................................................E-25
         2.6.  METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW SYNDICATED ADVANCES................E-25
         2.7.  CONVERSION AND CONTINUATION OF OUTSTANDING SYNDICATED ADVANCES............................E-25
         2.8.  PAYMENT OF INTEREST ON SYNDICATED ADVANCES; CHANGES IN INTEREST RATE......................E-26
         2.9.  SWING LINE LOANS..........................................................................E-26
         2.10.  THE BID RATE ADVANCES....................................................................E-27
         2.11.  COMMITMENT FEE; REDUCTIONS IN AGGREGATE COMMITMENT.......................................E-29
         2.12.  RATES APPLICABLE AFTER DEFAULT...........................................................E-30
         2.13.  METHOD OF PAYMENT........................................................................E-30
         2.14.  NOTES; TELEPHONIC NOTICES................................................................E-30
         2.15.  NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS..........E-30
         2.16.  LENDING INSTALLATIONS....................................................................E-30
         2.17.  NON-RECEIPT OF FUNDS BY THE AGENT........................................................E-30
         2.18.  WITHHOLDING TAX EXEMPTION................................................................E-31
         2.19.  EXTENSION OF FACILITY TERMINATION DATE...................................................E-31
         2.20.  TERMINATION..............................................................................E-32
         2.21.  LETTER OF CREDIT FACILITY................................................................E-32

 ARTICLE III CHANGE IN CIRCUMSTANCES
         3.1.  YIELD PROTECTION..........................................................................E-34
         3.2.  CHANGES IN CAPITAL ADEQUACY REGULATIONS...................................................E-35
         3.3.  AVAILABILITY OF TYPES OF SYNDICATED ADVANCES..............................................E-35
         3.4.  FUNDING INDEMNIFICATION...................................................................E-35
         3.5.  MITIGATION; LENDER STATEMENTS; SURVIVAL OF INDEMNITY......................................E-35

 ARTICLE IV CONDITIONS PRECEDENT
         4.1.  EFFECTIVENESS; INITIAL ADVANCE............................................................E-36
         4.2.  EACH ADVANCE AND LETTER OF CREDIT.........................................................E-37

 ARTICLE V REPRESENTATIONS AND WARRANTIES
         5.  REPRESENTATIONS AND WARRANTIES..............................................................E-37
         5.1.  CORPORATE EXISTENCE AND STANDING..........................................................E-37
         5.2.  AUTHORIZATION AND VALIDITY................................................................E-37
         5.3.  NO CONFLICT; GOVERNMENT CONSENT...........................................................E-37
         5.4.  FINANCIAL STATEMENTS......................................................................E-38
         5.5.  MATERIAL ADVERSE CHANGE...................................................................E-38
         5.6.  TAXES.....................................................................................E-38
         5.7.  LITIGATION AND CONTINGENT LIABILITIES.....................................................E-38
         5.8.  SUBSIDIARIES..............................................................................E-38
         5.9.  ERISA.....................................................................................E-38
         5.10.  ACCURACY OF INFORMATION..................................................................E-39
         5.11.  REGULATION U.............................................................................E-39
         5.12.  MATERIAL AGREEMENTS......................................................................E-39
         5.13.  COMPLIANCE WITH LAWS.....................................................................E-39
         5.14.  OWNERSHIP OF PROPERTIES..................................................................E-39
         5.15.  INVESTMENT COMPANY ACT...................................................................E-39
         5.16.  PUBLIC UTILITY HOLDING COMPANY ACT.......................................................E-39

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 ARTICLE VI COVENANTS

         6.  COVENANTS....................................................................................E-39
         6.1.  FINANCIAL REPORTING........................................................................E-39
         6.2.  USE OF PROCEEDS............................................................................E-41
         6.3.  NOTICE OF DEFAULT..........................................................................E-41
         6.4.  CONDUCT OF BUSINESS........................................................................E-41
         6.5.  TAXES......................................................................................E-41
         6.6.  INSURANCE..................................................................................E-41
         6.7.  COMPLIANCE WITH LAWS.......................................................................E-41
         6.8.  MAINTENANCE OF PROPERTIES..................................................................E-41
         6.9.  INSPECTION.................................................................................E-42
         6.10.  MERGER....................................................................................E-42
         6.11.  SALE OF ASSETS............................................................................E-42
         6.12.  PREPAYMENTS...............................................................................E-42
         6.13.  AFFILIATES................................................................................E-42
         6.14.  INVESTMENTS...............................................................................E-42
         6.15.  CONTINGENT OBLIGATIONS....................................................................E-43
         6.16.  LIENS.....................................................................................E-43
         6.17.  MINIMUM CONSOLIDATED NET WORTH............................................................E-44
         6.18.  FIXED CHARGES COVERAGE....................................................................E-45
         6.19.  ACQUISITIONS..............................................................................E-45
         6.20.  SUPPLEMENTAL GUARANTORS...................................................................E-45

 ARTICLE VII DEFAULTS
         7.  DEFAULTS.....................................................................................E-45

 ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
         8.1.  ACCELERATION...............................................................................E-47
         8.2.  AMENDMENTS.................................................................................E-47
         8.3.  PRESERVATION OF RIGHTS.....................................................................E-48

 ARTICLE IX GENERAL PROVISIONS
         9.1.  SURVIVAL OF REPRESENTATIONS................................................................E-48
         9.2.  GOVERNMENTAL REGULATION....................................................................E-48
         9.3.  STAMP DUTIES...............................................................................E-48
         9.4.  HEADINGS...................................................................................E-48
         9.5.  ENTIRE AGREEMENT; INDEPENDENCE OF COVENANTS................................................E-48
         9.6.  SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT............................................E-48
         9.7.  EXPENSES; INDEMNIFICATION..................................................................E-48
         9.8.  NUMBERS OF DOCUMENTS.......................................................................E-49
         9.9.  ACCOUNTING.................................................................................E-49
         9.10.  SEVERABILITY OF PROVISIONS................................................................E-49
         9.11.  NONLIABILITY OF LENDERS...................................................................E-49
         9.12.  CHOICE OF LAW.............................................................................E-49
         9.13.  CONSENT TO JURISDICTION...................................................................E-49
         9.14.  WAIVER OF JURY TRIAL......................................................................E-49
         9.15.  CONFIDENTIALITY...........................................................................E-50

 ARTICLE X THE AGENT
         10.1.  APPOINTMENT...............................................................................E-50
         10.2.  POWERS....................................................................................E-50
         10.3.  GENERAL IMMUNITY..........................................................................E-50
         10.4.  NO RESPONSIBILITY FOR LOANS, RECITALS, ETC................................................E-50
         10.5.  ACTION ON INSTRUCTIONS OF LENDERS.........................................................E-50
         10.6.  EMPLOYMENT OF AGENTS AND COUNSEL..........................................................E-50
         10.7.  RELIANCE ON DOCUMENTS; COUNSEL............................................................E-51
         10.8.  AGENT'S REIMBURSEMENT AND INDEMNIFICATION.................................................E-51
         10.9.  RIGHTS AS A LENDER........................................................................E-51
         10.10.  LENDER CREDIT DECISION...................................................................E-51
         10.11.  SUCCESSOR AGENT..........................................................................E-51

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



         10.12.  AGENT'S FEE..............................................................................E-52

 ARTICLE XI SETOFF; RATABLE PAYMENTS
         11.1.  SETOFF....................................................................................E-52
         11.2.  RATABLE PAYMENTS..........................................................................E-52

 ARTICLE XII BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
         12.1.  SUCCESSORS AND ASSIGNS....................................................................E-52
         12.2.  PARTICIPATIONS............................................................................E-52
         12.3.  ASSIGNMENTS...............................................................................E-53
         12.4.  DISSEMINATION OF INFORMATION..............................................................E-54
         12.5.  TAX TREATMENT.............................................................................E-54

 ARTICLE XIII NOTICES
         13.1.  GIVING NOTICE.............................................................................E-54
         13.2.  CHANGE OF ADDRESS.........................................................................E-54

 ARTICLE XIV COUNTERPARTS

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 SCHEDULES
 ---------

 Schedule 1   -   Disclosure Schedule

 Schedule 2   -   Existing Letters of Credit

 EXHIBITS
 --------

 Exhibit A-1  -   Form of Syndicated Note

 Exhibit A-2  -   Form of Bid Rate Note

 Exhibit A-3  -   Form of Swing Line Loan Note

 Exhibit B    -   Required Opinions

 Exhibit C    -   Form of Compliance Certificate

 Exhibit D    -   Form of Assignment Agreement

 Exhibit E    -   Form of Loan/Credit Related Money Transfer Instruction

 Exhibit F-1  -   Form of Syndicated Advance Borrowing Notice

 Exhibit F-2  -   Form of Bid Rate Advance Borrowing Notice

 Exhibit G    -   Form of Prepayment Notice

 Exhibit H    -   Form of Extension Request

 Exhibit I    -   Form of Conversion/Continuation Notice

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                  THIS CREDIT AGREEMENT, dated as of October 22, 1996, is among
OMNICARE, INC., as the Borrower, THE BANKS NAMED HEREIN, as the Lenders, and THE
FIRST NATIONAL BANK OF CHICAGO, as the Agent. The parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  1.1. CERTAIN DEFINED TERMS. As used in this Agreement the following terms shall have the following meanings, such meanings being equally applicable to both the singular and plural forms of the terms defined:

                  "ABSOLUTE RATE AUCTION" has the meaning specified in Section
2.10(b)(i).

                  "ACQUISITION" means any transaction, or any series of related transactions, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof which constitutes a going business, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors
(other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership or a majority (by percentage or voting power) of the outstanding ownership interests of a limited liability company.

                  "ADVANCE" means a Syndicated Advance or a Bid Rate Advance.

                  "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.
A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

                  "AGENT" means First Chicago in its capacity as agent for the Lenders pursuant to ARTICLE X, and not in its capacity as a Lender, and any successor Agent appointed pursuant to ARTICLE X.

                  "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

                  "AGREEMENT" means this Credit Agreement, as it may from time to time be amended, restated, supplemented or otherwise modified.

                  "AGREEMENT ACCOUNTING PRINCIPLES" means GAAP, applied in a manner consistent with that used in preparing the financial statements referred to in SECTION 5.4.

                  "ALTERNATE BASE RATE" means, for any day, a rate of interest per annum equal to the higher of (a) the Corporate Base Rate for such day and
(b) the sum of Federal Funds Effective Rate for such day plus 0.50% per annum.

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                  "APPLICABLE COMMITMENT FEE RATE" means, for any date until after delivery of the Borrower's audited financial statements pursuant to
SECTION 6.1(a) for the fiscal year ending December 31, 1996, a per annum rate equal to 0.09% and thereafter the applicable per annum Commitment Fee Rate set forth below based on the Fixed Charge Coverage Ratio as of the last day of the
Borrower's most recently ended fiscal quarter for the four consecutive fiscal quarters ending with such fiscal quarter:

                                                              Applicable
                  Fixed Charge Coverage Ratio              Commitment Fee Rate
                  ---------------------------              -------------------

                  Greater than 1.80 to 1.00                       0.09%

                  Less than or equal to 1.80 to 1.00
                    but greater than 1.50 to 1.00                 0.125%

                  Less than or equal to 1.50 to 1.00              0.20%

 Beginning with the delivery of the Borrower's audited annual financial statements pursuant to SECTION 6.1(a) for the fiscal year ending December 31, 1996, the Applicable Commitment Fee Rate shall be adjusted effective on the fifth Business Day after the delivery of Borrower's quarterly or annual financial statements pursuant to SECTION 6.1(a) OR 6.1(b), as applicable, provided that if timely delivery of such quarterly or annual financial statements is not made, for purposes of determining the Applicable Commitment
Fee Rate, the Fixed Charge Coverage Ratio shall be assumed to be less than 1.50 to 1.00 until such delivery is made.

                  "APPLICABLE LETTER OF CREDIT FEE RATE" means, for any date, with respect to Letters of Credit issued pursuant to or governed by the terms of this Agreement, until after delivery of the Borrower's audited financial statements pursuant to SECTION 6.1(a) for the fiscal year ending December 31, 1996, a per annum rate equal to 0.25% and thereafter the applicable per annum
Letter of Credit Fee Rate set forth below based on the Fixed Charge Coverage
Ratio as of the last day of the Borrower's most recently ended fiscal quarter for the four consecutive fiscal quarters ending with such fiscal quarter:

                                                          Applicable Letter of
                  Fixed Charge Coverage Ratio                Credit Fee Rate
                  ---------------------------                ---------------

                  Greater than 1.80 to 1.00                        0.25%

                  Less than or equal to 1.80 to 1.00
                    but greater than 1.50 to 1.00                  0.35%

                  Less than or equal to 1.50 to 1.00               0.60%

 Beginning with the delivery of the Borrower's audited annual financial statements pursuant to SECTION 6.1(a) for the fiscal year ending December 31, 1996, the Applicable Letter of Credit Fee Rate shall be adjusted effective on the fifth Business Day after the delivery of Borrower's quarterly or annual financial statements pursuant to SECTION 6.1(a) OR 6.1(b), as applicable, provided that if timely delivery of such quarterly or annual financial statements is not made, for purposes of determining the Applicable Letter of Credit Fee Rate, the Fixed Charge Coverage Ratio shall be assumed to be less than 1.50 to 1.00 until such delivery is made.

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                  "APPLICABLE MARGIN" means, for any date, with respect to the
Loans comprising any Eurodollar Advance, from the date hereof until after the delivery of the Borrower's audited financial statements pursuant to SECTION
6.1(a) for the fiscal year ending December 31, 1996, a per annum rate equal to
0.25% and thereafter, the applicable rate per annum set forth below for such
Loans based on the Fixed Charge Coverage Ratio as of the last day of the
Borrower's most recently ended fiscal quarter for the four consecutive fiscal quarters ending with such fiscal quarter:

                  Fixed Charge Coverage Ratio               Applicable Margin
                  ---------------------------               -----------------

                  Greater than 1.80 to 1.00                        0.25%

                  Less than or equal to 1.80 to 1.00
                    but greater than 1.50 to 1.00                  0.35%

                  Less than or equal to 1.50 to 1.00               0.60%

 Beginning with the delivery of the Borrower's audited annual financial statements pursuant to SECTION 6.1(a) for the fiscal year ending December 31, 1996, the Applicable Margin shall be adjusted effective on the fifth Business
Day after the delivery of Borrower's quarterly or annual financial statements pursuant to SECTION 6.1(a) OR 6.1(b), as applicable, provided that if timely delivery of such quarterly or annual financial statements is not made, for purposes of determining the Applicable Margin, the Fixed Charge Coverage Ratio shall be assumed to be less than 1.50 to 1.00 until such delivery is made.

                  "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

                  "Authorized Officer" means any of the President, Executive
Vice President, Senior Vice President, Vice President, Finance or Treasurer of the Borrower, or any Person designated by any two of the foregoing, acting singly.

                  "BID RATE ADVANCE" means a borrowing consisting of simultaneous Bid Rate Loans to the Borrower from each of the Lenders whose offer to make a Bid Rate Loan as part of such borrowing has been accepted by the Borrower under the applicable auction bidding procedure described in Section
2.10.

                  "BID RATE ADVANCE BORROWING NOTICE" has the meaning specified in SECTION 2.10(b)(i).

                  "BID RATE LOAN" means a loan by a Lender to the Borrower as part of a Bid Rate Advance resulting from the applicable auction bidding procedure described in SECTION 2.10.

                  "BID RATE NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of EXHIBIT A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Bid Rate Loans made by such Lender to the Borrower.

                  "BID RATE REDUCTION" has the meaning specified in SECTION 2.1.

                  "BORROWER" means Omnicare, Inc., a Delaware corporation, and its successors and assigns.

                  "BORROWING DATE" means a date on which an Advance or a Swing
Line Loan is made hereunder.

                  "BORROWING NOTICE" means a Syndicated Advance Borrowing Notice or a Bid Rate Advance Borrowing Notice.

                  "BUSINESS DAY" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, New York and London for the conduct of substantially all of their commercial lending activities and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities.

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                  "CAPITALIZED LEASE" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such
Person prepared in accordance with Agreement Accounting Principles.

                  "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

                  "CHANGE IN CONTROL" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 45% or more of the outstanding shares of voting stock of the Borrower.

                  "CHIEF FINANCIAL OFFICER" means, at any time, the Person who reports to the board of directors of the Borrower on the financial affairs of the Borrower and the Subsidiaries.

                  "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

                  "COMMITMENT" means, for each Lender, the obligation of such Lender to make Syndicated Loans and to purchase participations in Letters of Credit and in Swing Line Loans not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to SECTION 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

                  "CONDEMNATION" has the meaning specified in SECTION 7.8.

                  "CONSOLIDATED FIXED CHARGES" for any period means on a consolidated basis for the Borrower and all of its Subsidiaries for such period, the sum of (a) all interest paid in cash by the Borrower and all of its Subsidiaries (net of interest income), including the cash interest component of Capitalized Lease Obligations, (b) all payments of the principal amount of any Indebtedness of the Borrower or any of its Subsidiaries (including any redemption or purchase of any such Indebtedness but excluding any payment of Indebtedness of a Subsidiary acquired subsequent to the date of this Agreement if such Indebtedness is repaid within sixty (60) days of the Acquisition of such Subsidiary), (c) all income or similar taxes paid in cash by the Borrower or any of its Subsidiaries, and (d) all payments of Rentals by the Borrower or any of its Subsidiaries, all as determined in accordance with Agreement Accounting
Principles.

                  "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period determined in accordance with Agreement Accounting Principles; PROVIDED, that there shall be excluded (i) the income (or loss) of any Affiliate of the Borrower or other Person (other than a Subsidiary of the Borrower) in which any Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Affiliate or other Person during such period and (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries.

                  "CONSOLIDATED NET WORTH" means, as of the date of any determination thereof, the amount of the shareholders' equity of the Borrower and its Subsidiaries as would be shown on the consolidated balance sheet of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles.

                  "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any operating agreement, take-or-pay contract or application for or reimbursement agreement with respect to a letter of credit (including any Letter of Credit).

                                      E-17



                  "CONVERSION/CONTINUATION NOTICE" has the meaning specified in
SECTION 2.7.

                  "CONVERTIBLE NOTES" means the 5 3/4% Convertible Subordinated Notes due 2003 issued by the Borrower pursuant to the terms of the Indenture.

                  "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

                  "CORPORATE BASE RATE" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

                  "DEBT" of any Person means and includes all obligations of such Person for money borrowed which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include (a) all Capitalized Lease Obligations of such Person and (b) all Contingent Obligations of such Person with respect to obligations of others of the character referred to in this definition, but shall exclude (i) notes, bills and checks presented in the ordinary course of business by such Person to banks for collection or deposit and (ii) with reference to the Borrower and its Subsidiaries, all obligations of the Borrower and its Subsidiaries of the character referred to in this definition to the extent owing to the Borrower or any Subsidiary of the Borrower .

                  "DEFAULT" means an event described in ARTICLE VII.

                  "DOLLARS" and "$" mean the lawful money of the United States.

                  "EBIT" for any period means the sum of (a) Consolidated Net Income during such period, plus (to the extent deducted in determining Consolidated Net Income), (b) all provisions for any income or similar taxes paid or accrued by the Borrower or any of its Subsidiaries during such period,
(c) interest paid or payable by the Borrower or any of its Subsidiaries during such period as determined in accordance with Agreement Accounting Principles and minus (to the extent included in Consolidated Net Income) (d) interest earned by the Borrower or any of its Subsidiaries during such period.

                  "EFFECTIVE DATE" means October 22, 1996.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

                  "EURODOLLAR ADVANCE" means a Syndicated Advance denominated in Dollars that bears interest at a Eurodollar Rate.

                  "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, or a Bid Rate Advance priced based on the Eurodollar Base Rate for an interest period designated by the Borrower, the per annum rate at which deposits in Dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period or interest period designated by the Borrower, as applicable, in the approximate amount of First Chicago's relevant Eurodollar Loan or such Bid Rate Advance and having a maturity approximately equal to such Eurodollar Interest Period or interest period designated by the Borrower.

                  "EURODOLLAR INTEREST PERIOD" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter, unless there is no such numerically corresponding day in such next, second, third or sixth succeeding month, in which case such Eurodollar Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, unless said next succeeding Business Day falls in a new calendar month, in which case such Eurodollar Interest Period shall end on the immediately preceding Business Day.

                  "EURODOLLAR LOAN" means a Syndicated Loan denominated in Dollars which bears interest at a Eurodollar Rate.

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



                  "EURODOLLAR RATE" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by (ii) one minus the Reserves (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (b) the Applicable Margin in effect from time to time during such Eurodollar Interest Period. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

                  "EXISTING LETTERS OF CREDIT" means the letters of credit described on SCHEDULE 2 hereto.

                  "EXTENSION NOTIFICATION DATE" has the meaning specified in
SECTION 2.19.

                  "EXTENSION REQUEST" has the meaning specified in SECTION 2.19.

                  "FACILITY TERMINATION DATE" means October 22, 2001, or such later date in effect from time to time as the Facility Termination Date, determined in accordance with the procedures described in SECTION 2.19.

                  "FAIR VALUE" means the value of the relevant asset determined in an arm's-length transaction conducted in good faith between an informed and willing buyer and an informed and willing seller under no compulsion to buy or sell.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

                  "FINANCIAL UNDERTAKING" of a Person means (a) any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to accounts or notes receivable sold by such Person or any of its Subsidiaries,
(b) any liability under any sale and leaseback transactions which do not create a liability on the consolidated balance sheet of such Person and its Subsidiaries, (c) obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries or (d) net liabilities under any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, and forward rate currency or interest rate options.

                  "FIRST CHICAGO" means The First National Bank of Chicago in its individual capacity, and its successors.

                  "FIXED CHARGE COVERAGE RATIO" means, for any period, the ratio of (a) the sum of (i) EBIT of the Borrower and all of its Subsidiaries plus (ii) Rentals of the Borrower and all of its Subsidiaries on a consolidated basis to
(b) Consolidated Fixed Charges.

                  "FLOATING RATE" means, for any day, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes.

                  "FLOATING RATE ADVANCE" means a Syndicated Advance denominated in Dollars which bears interest at the Floating Rate.

                  "FLOATING RATE LOAN" means a Syndicated Loan denominated in Dollars which bears interest at the Floating Rate.

                  "FUNDED DEBT" of any Person means, without duplication, (a) all Debt of such Person having a final maturity of one year or more from the date of determination thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of determination), (b) all Capitalized Lease Obligations of such Person and (c) all Contingent Obligations of such Person with respect to Funded Debt of others. In addition, Funded Debt of the Borrower shall include all Debt outstanding under this Agreement and the Notes.

                  "GAAP" means the generally accepted accounting principles as generally applied by the Borrower as at December 31, 1995.

                  "GOVERNMENTAL ACTS" has the meaning specified in SECTION 2.21.6(a).

                  "GOVERNMENTAL AUTHORITY" means any country or nation, any political subdivision of such country or nation, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government of any country or nation or political subdivision thereof.

                  "GROSS NEGLIGENCE" means either recklessness or actions taken or omitted with conscious indifference to or the complete disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used with respect to the Agent or any Lender or any indemnitee in any of the other Loan Documents, it shall have the meaning set forth herein.

                  "GUARANTOR" means (a) as of the date of this Agreement, the Initial Guarantors and (b) each other Subsidiary added as a Guarantor pursuant to the terms of SECTION 6.20 (a "SUPPLEMENTAL GUARANTOR"), and in each such case their respective successors and assigns.

                  "GUARANTY" means (a) each guaranty executed as of the date of this Agreement by each of the Initial Guarantors and (b) each other guaranty executed by a Supplemental Guarantor pursuant to the terms of SECTION 6.20, and in each such case as the same may from time to time be amended, modified, supplemented and/or restated.

                  "INDEBTEDNESS" of a Person means, without duplication, such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) Capitalized Lease Obligations,
(f) Financial Undertakings, (g) Contingent Obligations and (h) obligations under or in connection with a letter of credit (including any Letter of Credit); but excluding, in any event, (i) amounts payable by such Person in respect of covenants not to compete, and (ii) with reference to the Borrower and its Subsidiaries, all obligations of the Borrower and its Subsidiaries of the character referred to in this definition to the extent owing to the Borrower or any Subsidiary of the Borrower.

                  "INDENTURE" shall mean the Indenture dated as of October 1, 1993 by and between the Borrower and NBD Bank (formerly known as NBD Bank, N.A.) pursuant to which the Convertible Notes were issued as the same may be amended or modified from time to time.

                  "INDEXED RATE AUCTION" has the meaning specified in SECTION 2.10(b)(i).

                  "INITIAL GUARANTORS" has the meaning specified in SECTION 5.8.

                  "INTEREST PERIOD" means a Eurodollar Interest Period.

                  "INVESTMENT" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, ownership interests in any limited liability company, notes, debentures or other securities of any other Person made by such Person.

                  "JOINT VENTURE" means any corporation, partnership, limited liability company association, joint stock company, business trust or other combined enterprise other than a Subsidiary in which or to which the Borrower or any of its Subsidiaries has made an Investment to fund a business enterprise which engages or will engage in a business in which the Borrower or any of its Subsidiaries is engaged from time to time during the term of this Agreement.

                  "L/C DRAFT" means a draft drawn on the Agent pursuant to any of the Letters of Credit.

                  "L/C INTEREST" has the meaning specified in SECTION 2.21.2.

                  "L/C OBLIGATIONS" means an amount equal to the sum (without duplication) of (i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amounts of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the Agent and (iii) the aggregate outstanding amount of Reimbursement Obligations at such time.

                  "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

                  "LENDING INSTALLATION" means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

                  "LETTER OF CREDIT" means any of the Existing Letters of Credit or any letter of credit issued pursuant to SECTION 2.21.

                  "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

                  "LOAN" means a Syndicated Loan, a Bid Rate Loan or a Swing Line Loan.

                  "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranties and the applications, reimbursement agreements and other instruments and agreements related to the Letters of Credit and L/C Interests.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole,
(b) the ability of the Borrower or the Guarantors to perform their respective obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MULTIEMPLOYER PLAN" means a Plan, if any, maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

                  "NON-CONSENTING LENDER" has the meaning specified in SECTION 2.19.

                  "NOTE" means a Syndicated Note, a Bid Rate Note or a Swing Line Loan Note.

                  "NOTICE OF ASSIGNMENT" has the meaning specified in SECTION 12.3.2.

                  "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Notes, all L/C Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

                  "PARTICIPANTS" has the meaning specified in SECTION 12.2.1.

                  "PAYMENT OFFICE" means the principal office of the Agent in Chicago, Illinois, located on the date hereof at One First National Plaza, Chicago, Illinois 60670 or such other office of the Agent as the Agent may from time to time designate by written notice to the Borrower and the Lenders.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "PERMITTED ACQUISITION" means any Acquisition made by the Borrower or any of its Subsidiaries provided that: (a) as of the date of such Acquisition, no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition or from the incurrence of any Indebtedness in connection with such Acquisition; (b) prior to the date of such Acquisition, such Acquisition shall have been approved by the board of directors and, if applicable, the shareholders of the Person whose stock or assets are being acquired in connection with such Acquisition and no claim or challenge has been asserted or threatened by any shareholder or director of such Person which could reasonably be expected to have a material adverse effect on such Acquisition or a Material Adverse Effect; and (c) as of the date of any such Acquisition, all approvals required in connection with such Acquisition shall have been obtained.

                  "PERSON" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

                  "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

                  "PREPAYMENT NOTICE" has the meaning specified in SECTION 2.5.

                  "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

                  "PURCHASERS" has the meaning specified in SECTION 12.3.1.

                  "REIMBURSEMENT OBLIGATION" is defined in SECTION 2.21.3.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

                  "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

                  "RENTALS" of a Person means the aggregate fixed amounts payable by such Person under any lease of Property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more.

                  "REPORTABLE EVENT" means a reportable event as defined in
Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; PROVIDED, HOWEVER, that a failure to meet the minimum funding standard of Section 412 of the Code and of
Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

                  "REQUIRED LENDERS" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding Advances and the L/C Obligations.

                  "RESERVES" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserves (including all basic, supplemental, marginal and other reserves) imposed under Regulation D on Eurocurrency liabilities.

                  "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

                  "SINGLE EMPLOYER PLAN" means a Plan, if any, maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

                  "SPECIFIED REMITTANCE TIME" means (a) if the relevant Payment Office is located in Chicago, 12:00 noon (Chicago time) and (b) if the relevant Payment Office is located elsewhere, such time as the Agent shall specify after consultation with the Borrower and the Lenders.

                  "STANDARD & POOR'S" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

                  "SUBSIDIARY" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

                  "SUBSTANTIAL PORTION" means, with respect to the Property of the Borrower and the Subsidiaries, Property that has a Fair Value representing more than 5% of Consolidated Net Worth determined as of the end of the fiscal quarter of the Borrower most recently ended prior to the date on which such determination is made.

                  "SUPPLEMENTAL GUARANTOR" has the meaning given that term in the definition of "Guarantor" above.

                  "SWING LINE COMMITMENT" means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $25,000,000 at any one time outstanding.

                  "SWING LINE LENDER" means First Chicago or any other Lender as a successor Swing Line Lender.

                  "SWING LINE LOAN" means a loan made available to the Borrower by the Swing Line Lender pursuant to SECTION 2.9.

                  "SWING LINE NOTE" means a Note in substantially the form of EXHIBIT A-3 hereto duly executed by the Borrower and payable to the order of the Swing Line Lender in the amount of its Swing Line Commitment.

                  "SYNDICATED ADVANCE" means a borrowing consisting of simultaneous Syndicated Loans of the same Type made to the Borrower by each of the Lenders pursuant to SECTION 2.1, and for, in the case of Eurodollar Advances, the same Interest Period.

                  "SYNDICATED ADVANCE BORROWING NOTICE" has the meaning specified in SECTION 2.6.

                  "SYNDICATED LOAN" means a loan by a Lender to the Borrower as part of a Syndicated Advance.

                  "SYNDICATED NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of EXHIBIT A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Syndicated Loans made by such Lender to the Borrower.

                  "TRANSFEREE" has the meaning specified in SECTION 12.4.

                  "TYPE" means, (a) with respect to any Syndicated Loan, its nature as a Floating Rate Loan or a Eurodollar Loan and (b) with respect to any Syndicated Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

                  "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the Fair Value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

                  "UNITED STATES" and "U.S." mean the United States of America.

                  "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

                  "WHOLLY-OWNED SUBSIDIARY" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

                                   ARTICLE II
                                   THE CREDITS

                  2.1. THE SYNDICATED LOANS. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement (including, without limitation, the terms and conditions of SECTION 2.11 and SECTION 8.1 relating to the reduction, suspension or termination of the Aggregate Commitment), to make Syndicated Loans to the Borrower from time to time in an aggregate amount not to exceed at any one time outstanding the amount of such Lender's Commitment; PROVIDED, HOWEVER, that the Aggregate Commitment shall be deemed used from time to time to the extent of (a) the aggregate amount of the Bid Rate Loans then outstanding, and such deemed use of the Aggregate Commitment shall be applied to the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "BID RATE REDUCTION") and (b) the aggregate L/C Obligations then outstanding, and such deemed use of the Aggregate Commitment shall be applied to the Lenders ratably according to their respective Commitments. Subject to the terms of this Agreement (including, without limitation, the terms and conditions of SECTION
2.11 and SECTION 8.1 relating to the reduction, suspension or termination of the Aggregate Commitment), the Borrower may borrow, repay and reborrow Syndicated Loans at any time prior to the Facility Termination Date. Unless earlier terminated in accordance with the terms and conditions of this Agreement, the Commitments of the Lenders to lend hereunder shall expire on the Facility Termination Date. Notwithstanding anything herein to the contrary, each of the Lenders shall be required to fund its ratable share of any Advance made in connection with any L/C Drafts notwithstanding that such Advance may be made on or after the date of any reduction, suspension or termination of the Aggregate Commitment pursuant to SECTION 2.11(b) or SECTION 8.1.

                  2.2. REPAYMENT OF THE SYNDICATED LOANS. Any outstanding Syndicated Loans shall be paid in full by the Borrower on the Facility Termination Date; PROVIDED, HOWEVER, that (a) all Syndicated Loans made in connection with any of the Letters of Credit shall be paid in full by the Borrower on the later of the Facility Termination Date and the Business Day immediately following the date the relevant Syndicated Loan is made, and (b) nothing in this SECTION 2.2 shall be construed as limiting or modifying the obligation of the Borrower to repay any or all of the outstanding Syndicated Loans at any earlier time in accordance with the terms of this Agreement.

                  2.3. RATABLE LOANS; TYPES OF SYNDICATED ADVANCES. Each Syndicated Advance hereunder shall consist of Syndicated Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. Any Syndicated Advance may be a Floating Rate Advance or a Eurodollar Advance, as the Borrower shall select in accordance with SECTIONS 2.6 and 2.7.

                  2.4. MINIMUM AMOUNT OF EACH SYNDICATED ADVANCE. Each Syndicated Advance shall be in a minimum amount not less than $15,000,000 or an integral multiple of $1,000,000 in excess thereof; PROVIDED, HOWEVER, that any Syndicated Advance may be in the amount of the unused Aggregate Commitment.

                  2.5. OPTIONAL PREPAYMENTS OF SYNDICATED LOANS. Subject to
SECTION 3.4 and the requirements of Section 2.4, the Borrower may (a) following notice given to the Agent by the Borrower, in the form attached hereto as EXHIBIT G (a "PREPAYMENT NOTICE") by not later than 10:00 a.m. (Chicago time) on the date of the proposed prepayment, such notice specifying the aggregate principal amount of and the proposed date of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Floating Rate Loans comprising part of the same Syndicated Advance in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and (b) following a Prepayment Notice given to the Agent by the Borrower by not later than 10:00 a.m. (Chicago time) on, if the Advance to be prepaid is a Eurodollar Advance, the third Business Day preceding the date of the proposed prepayment, such notice specifying the Advance to be prepaid and the proposed date of the prepayment, and, if such notice is given, such Borrower shall, prepay the outstanding principal amounts of the Eurodollar Loans comprising a Eurodollar Advance in whole (and not in part), together with accrued interest to the date of such prepayment on the principal amount prepaid. In the case of a Floating Rate Advance, each partial prepayment shall be in an aggregate principal amount not less than $1,000,000.

                  2.6. METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW SYNDICATED ADVANCES. The Borrower shall select the Type of each Syndicated Advance and, in the case of a Eurodollar Advance, the Interest Period applicable to such Syndicated Advance from time to time. The Borrower shall give the Agent irrevocable notice, in the form attached hereto as EXHIBIT F-1 (a "SYNDICATED ADVANCE BORROWING NOTICE"), not later than 10:00 a.m. (Chicago time) (i) on the Borrowing Date for each Floating Rate Advance and (ii) at least three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

                  (a) the Borrowing Date, which shall be a Business Day, of such Advance,

                  (b)  the aggregate amount of such Advance,

                  (c)  the Type of such Advance, and

                  (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than the Specified Remittance Time on each Borrowing Date, each Lender shall make available its Syndicated Loan or Syndicated Loans to the Agent in immediately available funds at the relevant Payment Office. To the extent that the Agent has received funds from the Lenders as specified in the preceding sentence and the applicable conditions set forth in ARTICLE IV have been fulfilled, the Agent will make such funds available to the Borrower at the relevant Payment Office within two hours following the Specified Remittance Time, it being understood that if the relevant Payment Office is located in Chicago, the Agent will make the applicable funds available to the Borrower by depositing such funds to such account with First Chicago as the Borrower shall designate.

                  2.7. CONVERSION AND CONTINUATION OF OUTSTANDING SYNDICATED ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances or prepaid pursuant to SECTION 2.5. Each Eurodollar Advance of any Type shall continue as a Eurodollar Advance of such Type until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance of such Type for the same or another Interest Period or be converted into an Advance of another Type. Subject to the terms of SECTION 2.6, the Borrower may elect from time to time to convert all or any part of a Syndicated Advance of any Type into any other Type or Types of Syndicated Advances; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Agent irrevocable notice in the form of EXHIBIT I hereto (a "CONVERSION/CONTINUATION NOTICE") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time)
(i) in the case of a conversion into a Floating Rate Advance on the date of such conversion and (ii) in the case of a conversion into or continuation of a Eurodollar Advance, at least three Business Days before the date of such conversion or continuation, specifying:

                  (a) the requested date, which shall be a Business Day, of such conversion or continuation;

                  (b) the aggregate amount and Type of the Syndicated Advance which is to be converted or continued; and

                  (c) the amount and Type(s) of Syndicated Advance(s) into which such Syndicated Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

                  2.8. PAYMENT OF INTEREST ON SYNDICATED ADVANCES; CHANGES IN INTEREST RATE. (a) Interest accrued on each Floating Rate Advance shall be payable on the last Business Day of each calendar month and on the earliest of the Facility Termination Date, the date of the reduction to zero of the Aggregate Commitment pursuant to SECTION 2.11 and the date of the acceleration of the Obligations pursuant to SECTION 8.1. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which such Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest on Eurodollar Advances shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day a Syndicated Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on a Syndicated Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

                  (b) Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to SECTION 2.7(b) to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to SECTION 2.7(b), at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on each Syndicated Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurodollar Rate determined as applicable to such Eurodollar Advance. No Interest Period may end after the Facility Termination Date.

                  2.9. SWING LINE LOANS. (a) AMOUNT OF SWING LINE LOANS. Upon the satisfaction of the conditions precedent set forth in SECTIONS 4.1 and 4.2, from and including the date of this Agreement and prior to the Facility Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans to the Borrower from time to time in an amount not to exceed the lesser of (i) $25,000,000 or (ii) the amount by which the Aggregate Commitment exceeds the sum of the outstanding principal amount of Syndicated Advances, Bid Rate Advances and L/C Obligations. Each Swing Line Loan shall be in a minimum amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof, and all interest payable on the Swing Line Loans shall be payable to the Swing Line Lender for the account of such Swing Line Lender. In no event shall the number of Swing Line Loans outstanding at any time be greater than four (4).

                  (b) BORROWING NOTICE. The Borrower shall deliver to the Agent and the Swing Line Lender a Borrowing Notice signed by it not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Swing Line Loan specifying (i) the applicable Borrowing Date (which shall be a Business Day) and (ii) the aggregate amount of the requested Swing Line Loan. The Swing Line Loans shall at all times be Floating Rate Loans.

                  (c) MAKING OF SWING LINE LOANS. Promptly after receipt of the Borrowing Notice under SECTION 2.9(b), the Agent shall notify each Lender of the requested Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Lender shall make available its Swing Line Loan in funds immediately available in Chicago to the Agent at the address specified by the Agent. The Agent will promptly make such funds available to the Borrower.

                  (d) REPAYMENT OF SWING LINE LOANS. The Swing Line Loans shall be evidenced by the Swing Line Note and each Swing Line Loan shall be paid in full by the Borrower on or before the fifth Business Day after the Borrowing Date for such Swing Line Loan. Outstanding Swing Line Loans may be repaid from the proceeds of Syndicated Advances, Bid Rate Advances or Swing Line Loans. Any repayment of a Swing Line Loan shall be accompanied by accrued interest thereon and shall be in the minimum amount of $500,000 and in increments of $100,000 in excess thereof or the full amount of such Swing Line Loan. If the Borrower at any time fails to repay a Swing Line Loan on the applicable date when due, the Borrower shall be deemed to have elected to borrow a Floating Rate Advance under
SECTION 2.1 as of such date equal in amount to the unpaid amount of such Swing Line Loan (notwithstanding the minimum amount of Syndicated Advances as provided in SECTION 2.4). The proceeds of any such Advance shall be used to repay such Swing Line Loan. Unless the Required Lenders shall have notified the Swing Line Lender prior to the Swing Line Lender making any Swing Line Loan, that the applicable conditions precedent set forth in ARTICLE IV have not then been satisfied, each Lender's obligation to make Loans pursuant to SECTION 2.1 and this SECTION 2.9(d) to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including the occurrence or continuance of a Default. In the event that any Lender fails to make payment to the Agent of any amount due under this SECTION 2.9(d), the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this SECTION 2.9(d), such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest in and participation in the applicable Swing Line Loan in the amount of the Loan such Lender was required to make pursuant to this SECTION 2.9(d) and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand by the Agent and ending on the date such obligation is fully satisfied.

                  2.10. THE BID RATE ADVANCES. (a) Each Lender severally agrees that, on the terms and conditions set forth in this Agreement, the Borrower may request and receive Bid Rate Advances under this SECTION 2.10 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Facility Termination Date in the manner set forth below; PROVIDED, HOWEVER, that, following the making of each Bid Rate Advance, the aggregate amount of the Advances then outstanding plus the aggregate amount of the Swing Line Loans then outstanding plus the aggregate amount of the L/C Obligations then outstanding shall not exceed the Aggregate Commitment (computed without regard to any Bid Rate Reduction).

                  (b) The procedures for the solicitation and acceptance of Bid Rate Loans are set forth below:

                  (i) The Borrower may request a Bid Rate Advance under this
         SECTION 2.10(b) by giving the Agent irrevocable notice, in the form attached hereto as EXHIBIT F-2 (a "BID RATE ADVANCE BORROWING NOTICE"), specifying the date and aggregate amount of the proposed Bid Rate Advance, the maturity date for repayment of each Bid Rate Loan to be made as part of such Bid Rate Advance (which maturity date may not be earlier than in the case of an Absolute Rate Auction, the date occurring seven days, and in the case of an Indexed Rate Auction, the date occurring 30 days after the date of the related Bid Rate Advance or later than, in either case, the earlier of the day occurring 270 days after the date of such Bid Rate Advance and the Facility Termination Date), the interest payment date or dates relating thereto, and any other terms to be applicable to such Bid Rate Advance, not later than 10:00 a.m. (Chicago time) (A) one Business Day prior to the date of the proposed Bid Rate Advance, if the Borrower shall specify in the Bid Rate Advance Borrowing Notice that the rates of interest to be offered by the Lenders shall be absolute rates per annum (such type of solicitation being an "ABSOLUTE RATE AUCTION"), and (B) five Business Days prior to the date of the proposed Bid Rate Advance, if the Borrower shall specify in the Bid Rate Advance Borrowing Notice that the rates of interest to be offered by the Lenders shall be based on the Eurodollar Base Rate (such type of solicitation being an "INDEXED RATE AUCTION"). The Agent shall, promptly following its receipt of a Bid Rate Advance Borrowing Notice under this SECTION 2.10(b), notify each Lender of such request by sending such Lender a copy of such Bid Rate Advance Borrowing Notice.

                  (ii) Each Lender may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Bid Rate Loans to the Borrower as part of such proposed Bid Rate Advance at a rate or rates of interest specified by such Lender in its sole discretion, by notifying the Agent (which shall give prompt notice thereof to the Borrower), before 10:00 a.m. (Chicago time) (or if such Lender is the Agent, before 9:45 a.m. (Chicago time)) (A) on the date of such proposed Bid Rate Advance, in the case of an Absolute Rate Auction, and
         (B) four Business Days before the date of such proposed Bid Rate Advance, in the case of an Indexed Rate Auction of the minimum amount and maximum amount of each Bid Rate Loan which such Lender would be willing to make as part of such proposed Bid Rate Advance (which amounts may, subject to the proviso to the first sentence of SECTION 2.10(a), exceed such Lender's Commitment), the rate or rates of interest therefor and such Lender's Lending Installation with respect to such Bid Rate Loan.

                  (iii) The Borrower shall, in turn, before (A) 11:00 a.m. (Chicago time) on the date of such proposed Bid Rate Advance, in the case of an Absolute Rate Auction, and (B) 10:00 a.m. (Chicago time) three Business Days before the date of such proposed Bid Rate Advance, in the case of an Indexed Rate Auction for a Bid Rate Advance, either:

                           (x) cancel such Bid Rate Advance by giving the Agent
                  notice to that effect, or


                           (y) accept, subject to SECTION 2.10(d), one or more
                  of the offers made by any Lender or Lenders pursuant to
                  SECTION 2.10(b)(ii), in its sole discretion, by giving notice to the Agent of the amount of each Bid Rate Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Agent on behalf of such Lender for such Bid Rate Loan pursuant to SECTION 2.10(b)(ii)) to be made by each Lender as part of such Bid Rate Advance, and reject any remaining offers made by Lenders pursuant to SECTION 2.10(b)(ii) by giving the Agent notice to that effect.

                  (iv) If the Borrower notifies the Agent that such Bid Rate Advance is canceled pursuant to SECTION 2.10(b)(iii)(x), the Agent shall give prompt notice thereof to the Lenders and such Bid Rate Advance shall not be made.

                  (v) If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to SECTION 2.10(b)(iii)(y), the Agent shall in turn promptly notify (A) each Lender that has made an offer as described in SECTION 2.10(b)(ii) of the date, and aggregate amount of such Bid Rate Advance and whether or not any offer or offers made by such Lender pursuant to SECTION 2.10(b)(ii) have been accepted by the Borrower and (B) each Lender that is to make a Bid Rate Loan as part of such Bid Rate Advance, of the amount of each Bid Rate Loan to be made by such Lender as part of such Bid Rate Advance. Each Lender that is to make a Bid Rate Loan as part of such Bid Rate Advance shall, not later than the Specified Remittance Time on the date of such Bid Rate Advance specified in the notice received from the Agent pursuant to clause (A) of the preceding sentence, make available for the account of its Lending Installation to the Agent at the relevant Payment Office such Lender's portion of such Bid Rate Advance, in same day funds. Upon fulfillment of the applicable conditions set forth in ARTICLE IV and after receipt by the Agent of such funds, the Agent will make such funds available to the Borrower at the Agent's aforesaid address. Promptly after each Bid Rate Advance the Agent will notify each Lender of the amount of such Bid Rate Advance, the consequent Bid Rate Reduction and the dates upon which such Bid Rate Reduction commenced and will terminate.

                  (c) Each Bid Rate Advance shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $5,000,000 in excess thereof, and, following the making of each Bid Rate Advance, the Borrower shall be in compliance with the limitation set forth in the proviso to the first sentence of
SECTION 2.10(a).

                  (d) Each acceptance by the Borrower pursuant to SECTION 2.10(b)(iii)(y) of the offers made in response to a Bid Rate Advance Borrowing Notice shall be treated as an acceptance of such offers in ascending order of the rates or margins, as applicable, at which the same were made but if, as a result thereof, two or more offers at the same such rate or margin would be partially accepted, then the amounts of the Bid Rate Loans in respect of which such offers are accepted shall be treated as being the amounts which bear the same proportion to one another as the respective amounts of the Bid Rate Loans so offered bear to one another but, in each case, rounded as the Agent may consider necessary to ensure that the amount of each such Bid Rate Loan is $500,000 or an integral multiple thereof.

                  (e) Within the limits and on the conditions set forth in this
SECTION 2.10, the Borrower may from time to time borrow under this SECTION 2.10, repay pursuant to SECTION 2.10(f), and reborrow under this SECTION 2.10.

                  (f) The Borrower shall repay to the Agent for the account of each Lender which has made a Bid Rate Loan to it, on the maturity date of such Bid Rate Loan (such maturity date being that specified by the Borrower for repayment of such Bid Rate Loan in the related Bid Rate Advance Borrowing Notice), or, if earlier, the acceleration of the Obligations pursuant to SECTION 8.1, the then unpaid principal amount of such Bid Rate Loan. The Borrower shall have no right to prepay any principal amount of any Bid Rate Loan unless, and then only on the terms, specified by the Borrower for such Bid Rate Loan in the related Bid Rate Advance Borrowing Notice, and subject to SECTION 3.4.

                  (g) The Borrower shall pay interest on the unpaid principal amount of each Bid Rate Loan made to it, from the date of such Bid Rate Loan to the date the principal amount of such Bid Rate Loan is repaid in full, at the rate of interest for such Bid Rate Loan specified by the Lender making such Bid Rate Loan in the related notice submitted by such Lender pursuant to SECTION 2.10(b)(ii), payable on the interest payment date or dates specified by the Borrower for such Bid Rate Loan in the related Bid Rate Advance Borrowing Notice and on any date on which such Bid Rate Loan is prepaid, whether by acceleration or otherwise. In the event the term of any Bid Rate Loan shall be longer than three months, interest thereon shall be payable not less frequently than once each three-month period during such term.

                  2.11. COMMITMENT FEE; REDUCTIONS IN AGGREGATE COMMITMENT. (a) The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee at a rate per annum equal to the Applicable Commitment Fee Rate in effect from time to time on the daily unused portion of such Lender's Commitment (determined without giving effect to any Bid Rate Reduction, but treating the L/C Obligations and, with respect solely to the Swing Line Lender, the outstanding balance of any Swing Line Loans, as usage) from the date hereof to but excluding the earliest of the Facility Termination Date, the date of the reduction to zero of the Aggregate Commitment pursuant to SECTION 2.11 and the date of the termination of the Aggregate Commitment pursuant to SECTION 8.1. Such commitment fees shall be payable in arrears on the last Business Day of each March, June, September and December, and on the earliest of the Facility Termination Date, the date of the reduction to zero of the Aggregate Commitment pursuant to SECTION 2.11 and the date of the termination of the Aggregate Commitment pursuant to SECTION 8.1. Commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year.

                  (b) The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of not less than $20,000,000 or an integral multiple of $5,000,000 in excess thereof, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; PROVIDED, HOWEVER, that the amount of the Aggregate Commitment may not be reduced below the sum of the aggregate principal amount of the outstanding Advances and the aggregate outstanding L/C Obligations and Swing Line Loans.

                  2.12. RATES APPLICABLE AFTER DEFAULT. Notwithstanding anything to the contrary contained in SECTION 2.8, during the continuance of a Default or Unmatured Default no Syndicated Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default pursuant to SECTION 7.2 and, if the Required Banks so elect, during the continuance of any other Default, (a) each Eurodollar Advance, until paid in full or converted to a Floating Rate Advance, shall bear interest at the Eurodollar Rate then applicable to such Advance plus 3% per annum, (b) each Floating Rate Advance shall bear interest until paid in full at a rate per annum equal to the Floating Rate plus 3% per annum and (c) each Bid Rate Advance shall bear interest until paid in full at the interest rate then applicable to such Advance plus 3% per annum.

                  2.13. METHOD OF PAYMENT. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to ARTICLE XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by 12:00 noon (local time) on the date when due and shall be remitted by the Agent to the Lenders according to their respective interests therein. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to ARTICLE XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized, but is not obligated, to charge the accounts of the Borrower maintained with First Chicago into which proceeds of Advances are remitted pursuant to SECTION 2.6 for each payment of interest and fees as it becomes due hereunder, for each payment of principal, in accordance with the applicable Prepayment Notice or when otherwise due and payable in accordance with the terms hereof, and for each payment of Reimbursement Obligations when due and payable in accordance with the terms hereof.

                  2.14. NOTES; TELEPHONIC NOTICES. Each Lender is hereby authorized to record the date and principal amount of each of its Syndicated Loans and the date and amount of each repayment on the schedule attached to its Syndicated Note; PROVIDED, HOWEVER, that the failure to so record shall not affect the Borrower's obligations under such Syndicated Note. Each Lender making a Bid Rate Loan is hereby authorized to record the principal amount, interest rate, maturity date and other terms of such Bid Rate Loan, as specified in the relevant Bid Rate Advance Borrowing Notice and the related notice submitted by such Lender pursuant to SECTION 2.10(b)(ii), on the schedule attached to its Bid Rate Note; PROVIDED, HOWEVER, that the failure to so record shall not affect the Borrower's obligations under such Bid Rate Note. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances and effect selections of Types of Syndicated Advances based on telephonic notices made by any person or persons the Agent in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice, signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent of the relevant telephonic notice shall govern absent manifest error.

                  2.15. NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and Prepayment Notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

                  2.16. LENDING INSTALLATIONS. Each Lender may book its Loans at any one or more Lending Installations selected by such Lender and may change any such Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

                  2.17. NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of repayment by a Lender, the Federal Funds Effective Rate for such day or (b) in the case of repayment by the Borrower, the interest rate applicable to the relevant Loan.

                  2.18. WITHHOLDING TAX EXEMPTION. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Borrower and the Agent two additional copies of such form (or any successor form or related form as may from time to time be required under applicable law) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  2.19. EXTENSION OF FACILITY TERMINATION DATE. The Borrower may request an extension of the Facility Termination Date for a period of one year on each of October 22, 1997, and, if such first extension shall have become effective in accordance with the provisions of this SECTION 2.19, October 22, 1998, and, if the second extension shall have become effective in accordance with the provisions of this SECTION 2.19, October 22, 1999, by delivering a notice of such request in the form attached hereto as EXHIBIT H (an "EXTENSION REQUEST") to the Agent no more than 90 days and no fewer than 60 days preceding the relevant extension date. The Agent shall promptly notify each Lender of a requested extension. On or before the 30th day (or if such day is not a Business Day, the next succeeding Business Day) preceding the relevant extension date (the "EXTENSION NOTIFICATION DATE"), each Lender shall notify the Agent whether that Lender consents to the requested extension of the Facility Termination Date, which consent may be given or withheld by each Lender in its sole and absolute discretion. Any Lender that fails to notify the Agent of its consent or non-consent by the Extension Notification Date will be deemed to have withheld consent (each such Lender together with each Lender that has provided notice of its non-consent to be referred to herein as a "NON-CONSENTING LENDER"). If as of the close of business on the Extension Notification Date, any Lender is a Non-Consenting Lender, the Agent shall immediately so advise the Borrower. During the period beginning on the first day following the Extension Notification Date and ending on the relevant extension date, each Non-Consenting Lender will, at the request of the Borrower, either (a) assign without recourse or warranty all of its rights and obligations under this Agreement (i) first, to the Lenders who have consented to the extension and are willing to accept such assignment, subject to ratable allocation by the Agent among such Lenders and
(ii) to the extent such Non-Consenting Lender's rights and obligations hereunder have not been assigned to an existing Lender as contemplated in the foregoing clause (i), to another financial institution, nominated by the Borrower and acceptable to the Agent, that is willing to become a Lender hereunder through the Facility Termination Date as extended in accordance with the relevant Extension Request or (b) terminate its Commitment hereunder; PROVIDED, that upon such Non-Consenting Lender's replacement or cancellation of such Non-Consenting Lender's Commitment, such Non-Consenting Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTIONS 3.1, 3.2, 3.4, 3.5 and 9.7, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under SECTION 10.8 to the extent such obligations relate to the period such Non-Extending Lender is a Lender hereunder. The obligation of a Non-Consenting Lender to assign its rights and obligations hereunder or terminate its Commitment hereunder as contemplated by this SECTION 2.19 is subject to the requirements that (x) all amounts owing to that Non-Consenting Lender under the Loan Documents, including, without limitation, any amounts owing pursuant to SECTION 3.4, are paid in full upon the completion of such assignment or prior to such termination and (y) any assignment is effected in accordance with the terms of SECTION 12.3 and on terms otherwise satisfactory to the Non-Consenting Lender (it being understood that Borrower shall pay the processing fee payable to the Agent pursuant to SECTION 12.3.2 in connection with any such assignment). A requested extension of the Facility Termination Date shall become effective only if (1) it has been approved by the Required Lenders as of the close of business on the Extension Notification Date, and (2) prior to the expiration of the ensuing period described above, each Non-Consenting Lender has either (A) assigned all of its rights and obligations hereunder to a successor financial institution or (B) terminated its Commitment hereunder and the Aggregate Commitment has been reduced correspondingly. In any other event, the requested extension will be deemed to have been denied and the Facility Termination Date will remain unchanged without liability to any Non-Consenting Lender.

                  2.20. TERMINATION. All unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date; PROVIDED, HOWEVER, that
(a) all Syndicated Loans made in connection with any of the Letters of Credit shall be paid in full by the Borrower on the later of the Facility Termination Date and the Business Day immediately following the date the relevant Syndicated Loan is made, and (b) nothing in this SECTION 2.20 shall be construed as limiting or modifying the obligation of the Borrower to repay any or all of the outstanding Obligations at any earlier time in accordance with the terms of this Agreement.

                  2.21.  LETTER OF CREDIT FACILITY.

                  2.21.1. LETTERS OF CREDIT. (a) Upon receipt of duly executed applications therefor, and such other documents, instruments and agreements as the Agent may reasonably require, and subject to the provisions of ARTICLE IV, the Agent shall issue Letters of Credit for the account of the Borrower, on terms as are satisfactory to the Agent; PROVIDED, HOWEVER, that no Letter of Credit will be issued for the account of the Borrower by the Agent if on the date of issuance, before or after taking such Letter of Credit into account (i) the amount of the Advances and the L/C Obligations and the Swing Line Loans outstanding at such time would exceed the Aggregate Commitment or (ii) the aggregate outstanding amount of the L/C Obligations would exceed $25,000,000; and PROVIDED, FURTHER, that no Letter of Credit shall be issued unless it has an expiration date that is (1) no more than three years after the date of issuance of such Letter of Credit (provided that a Letter of Credit may provide for an annual renewal if such renewal is consented to by the Agent and the conditions precedent to the issuance of such Letter of Credit are met at the time of such renewal) and (2) no later than the date which is five Business Days immediately preceding the Facility Termination Date. Upon the effectiveness of this Agreement, the Existing Letters of Credit shall be deemed to constitute Letters of Credit hereunder having as their issuance date the effective date of this Agreement. Fees shall accrue in respect of the Existing Letters of Credit as provided in SECTION 2.21.5 beginning as of the effective date of this Agreement.

                  2.21.2. LETTER OF CREDIT PARTICIPATION. Immediately upon issuance of each Letter of Credit by the Agent hereunder, each Lender shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the Agent an undivided interest and participation in and to such Letter of Credit, the obligations of the Borrower in respect thereof, and the liability of the Agent thereunder (collectively, an "L/C INTEREST") in an amount equal to the amount available for drawing under such Letter of Credit multiplied by a fraction having as its numerator such Lender's Commitment and as its denominator the Aggregate Commitment. If the Borrower at any time fails to repay a "Reimbursement Obligation" (as defined in SECTION 2.21.3), the Agent will notify each Lender promptly upon presentation to it of an L/C Draft or upon any other draw under any Letter of Credit, such notice to be given at least three
(3) Business Days before the Business Day on which the Agent makes payment of each such L/C Draft, or, in the case of any other draw on the Letter of Credit, at the time of demand by the Agent. On or before the Business Day on which the Agent makes payment of each such L/C Draft or, in the case of any other draw on the Letter of Credit, on demand of the Agent, each Lender shall make payment to the Agent, in immediately available funds in an amount equal to such Lender's ratable share (determined in accordance with the fraction described above) of the amount of such payment or draw. Unless the Required Lenders shall have notified the Agent prior to the Agent issuing any Letter of Credit, that the applicable conditions precedent set forth in ARTICLE IV have not then been satisfied, the obligation of each Lender to reimburse the Agent under this
SECTION 2.21.2 shall be unconditional, continuing, irrevocable and absolute and shall not be affected or impaired by, among other things, the reduction, suspension or termination of the Aggregate Commitment pursuant to SECTION 2.11(b) or SECTION 8.1. In the event that any Lender fails to make payment to the Agent of any amount due under this SECTION 2.21.2, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied; PROVIDED, HOWEVER, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the Agent for such amount in accordance with this SECTION 2.21.2.

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                  2.21.3. REIMBURSEMENT OBLIGATION. The Borrower agrees
unconditionally, irrevocably and absolutely to pay immediately to the Agent, for the account of the Lenders, the amount of each advance drawn under or pursuant to a Letter of Credit or an L/C Draft related thereto (such obligation of the Borrower to reimburse the Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "REIMBURSEMENT OBLIGATION"). If the Borrower at any time fails to repay a Reimbursement Obligation pursuant to this
SECTION 2.21.3, the Borrower shall be deemed to have elected to borrow a Floating Rate Advance from the Lenders, as of the date of the advance giving rise to the Reimbursement Obligation, equal in amount to the amount of the unpaid Reimbursement Obligation, the proceeds of which Advance shall be used to repay such Reimbursement Obligation and such an Advance shall be available from the Lenders notwithstanding the fact that the Aggregate Commitment may have been reduced, suspended or terminated pursuant to SECTION 2.11(b) or SECTION 8.1. If, for any reason, the Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to Floating Rate Advances.

                  2.21.4. CASH COLLATERAL. Notwithstanding anything to the contrary herein or in any application for any Letter of Credit, after the occurrence and during the continuance of a Default, the Borrower shall, upon the Agent's demand, deliver to the Agent for the benefit of the Lenders, cash collateral in an amount equal to the aggregate outstanding L/C Obligations. Any such collateral shall be held by the Agent in a separate, interest-bearing account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Agent for the benefit of the Agent and the Lenders as collateral security for the Borrower's obligations in respect of this Agreement and the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Agent for drawings or payments under or pursuant to the Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of any other due and unpaid costs, fees, expenses and other Obligations related to the Letters of Credit, any L/C Drafts and such cash collateral account, as the Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this SECTION 2.21.4 which are not to be applied to reimburse the Agent for amounts drawn under the Letters of Credit or L/C Drafts or to the payment of related costs, fees, expenses and other Obligations as described above, shall be returned to the Borrower. Investment earnings (net of investment losses and any unpaid costs, fees, expenses and other Obligations related to the Letters of Credit, any L/C Drafts and such cash collateral account) on amounts on deposit in the cash collateral account shall be for the account of the Borrower, and the Agent shall remit any such accrued earnings to the Borrower no less frequently than quarterly.

                  2.21.5. LETTER OF CREDIT FEES. The Borrower agrees to pay (a) to the Agent for the ratable benefit of the Lenders, a letter of credit fee equal to the Applicable Letter of Credit Fee Rate in effect from time to time on the aggregate daily amount available for drawing under the outstanding Letters of Credit, such fee to be paid in arrears on the last Business Day of each calendar month, and on the Facility Termination Date and (b) to the Agent for the benefit of the Agent, as issuing bank, such fronting fee as may be agreed upon between the Borrower and the Agent and all customary fees and other issuance, amendment, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by the Agent to other customers of the Agent of comparable creditworthiness with respect to standby letters of credit, payable at the time of invoice of such amounts.

                  2.21.6. INDEMNIFICATION; EXONERATION. (a) In addition to amounts payable as elsewhere provided in this Agreement, Borrower hereby agrees to pay, and to protect, indemnify and save harmless the Agent and each Lender from and against, any and all liabilities and costs which the Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the issuer thereof, as a result solely of its Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the issuer thereof to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions herein called "Governmental Acts").

                  (b) As among the Borrower, the Lenders and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of a Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the letter of credit application and the letter of credit reimbursement agreement executed by the Borrower in connection with any Letter of Credit, the issuer of any Letter of Credit, the Agent and the Lenders shall not be responsible (in the absence of gross negligence or willful misconduct in connection therewith): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any

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



party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon any Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telecopy, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under any Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent, the issuer of any Letter of Credit, or any of the Lenders including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any rights or powers of the issuer of any Letter of Credit under this SECTION 2.21.6.

                  (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the issuer of any Letter of Credit under or in connection with a Letter of Credit issued on behalf of the Borrower or any related certificates shall not, in the absence of gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put such issuer, the Agent or any Lender under any resulting liability to the Borrower or any Guarantor or relieve the Borrower or any Guarantor of any of its obligations hereunder or under the relevant Guaranty to any such Person.

                  (d) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this SECTION 2.21.6 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

                  (e) Notwithstanding anything therein to the contrary, in the event any of the provisions of any application submitted by the Borrower in connection with any Letter of Credit conflict with the provisions of this Agreement, the terms of this Agreement shall govern.

                  2.21.7. TRANSITIONAL LETTER OF CREDIT PROVISIONS. From and after the Effective Date, the Existing Letters of Credit shall be deemed to constitute Letters of Credit issued pursuant to SECTION 2.21.1 in which the Lenders participate pursuant to SECTION 2.21.2. Fees shall accrue in respect of the Existing Letters of Credit as provided in SECTION 2.21.5 beginning as of the Effective Date but the Borrower shall receive full credit for fees paid in advance with respect to such Existing Letters of Credit.

                                   ARTICLE III
                             CHANGE IN CIRCUMSTANCES

                  3.1. YIELD PROTECTION. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance by any Lender therewith,

                  (a) subjects any Lender or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Borrower (excluding federal taxation of the overall net income of any Lender), or changes the basis of taxation of payments to any Lender in respect of its Loans, L/C Interests or other amounts due it hereunder, or

                  (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

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



                  (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining Loans or issuing or participating in Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans or Letters of Credit held, or interest received, by it by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, its L/C Interests, the Letters of Credit and its Commitment.

                  3.2. CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender determines that the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as defined below in this SECTION 3.2), then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans or participate in Letters of Credit hereunder (after taking into account such Lender's or such controlling corporation's policies as to capital adequacy). "CHANGE" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below in this SECTION 3.2) or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

                  3.3. AVAILABILITY OF TYPES OF SYNDICATED ADVANCES. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (b) the interest rate applicable to a Type of Syndicated Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Syndicated Advance and require any Eurodollar Advances of the affected Type to be prepaid.

                  3.4. FUNDING INDEMNIFICATION. If any payment of a Eurodollar Advance or a Bid Rate Advance occurs on a date which is not the last day of the applicable Interest Period in the case of a Eurodollar Advance, or the applicable maturity date in the case of a Bid Rate Advance, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance or a Bid Rate Advance is not made (whether by borrowing, continuation or conversion) on the date specified by the Borrower for any reason other than default by the Lenders, or an optional prepayment, notice of which has been given in accordance with
SECTION 2.5, is not made on the date specified therefor in such notice, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance or Bid Rate Advance, as the case may be.

                  3.5. MITIGATION; LENDER STATEMENTS; SURVIVAL OF INDEMNITY. (a) To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under SECTIONS 3.1 and 3.2 or to avoid the unavailability of a Type of Syndicated Advance under SECTION 3.3, so long as such designation is not disadvantageous to such Lender. If the obligation of the Lenders to make Eurodollar Advances has been suspended pursuant to SECTION 3.3 as a consequence of a determination by any Lender that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law or any Lender has demanded compensation under SECTION 3.1 or 3.2, the Borrower may elect (i) subject to SECTION 3.4, to prepay any outstanding Syndicated Advances to the extent necessary to mitigate its liability under
SECTION 3.1 or 3.2, (ii) to terminate the applicable Lender's Commitment hereunder or (iii) to require the applicable Lender to assign its outstanding Syndicated Loans, L/C Interests and Commitment hereunder to another financial institution designated by the Borrower and reasonably acceptable to the Agent. The

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



obligation of a Lender to assign its rights and obligations hereunder or terminate its Commitment hereunder as contemplated by this SECTION 3.5(a) is subject to the requirements that (x) all amounts owing to that Lender under the Loan Documents are paid in full upon the completion of such assignment or prior to such termination and (y) any assignment is effected in accordance with the terms of SECTION 12.3 and on terms otherwise satisfactory to that Lender (it being understood that the Borrower shall pay the processing fee payable to the Agent pursuant to SECTION 12.3.2 in connection with any such assignment).

                  (b) Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under SECTION 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan or Bid Rate Loan made pursuant to an Indexed Rate Auction shall be calculated as though each Lender funded such Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by the Borrower of the written statement. The obligations of the Borrower under SECTIONS 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

                   4.1. EFFECTIVENESS; INITIAL ADVANCE. This Agreement shall become effective and the Lenders shall be obligated to make the initial Advance or Swing Line Loan or purchase participations in the Letters of Credit or Swing Line Loans hereunder only after the Agent shall have received from the Borrower, with sufficient copies (other than in the case of the Notes) for each of the Lenders, each of the following items in form and substance satisfactory to the
Agent:

                  (a) copies of the certificate of incorporation of the Borrower, together with all amendments, and, to the extent applicable, a certificate of good standing, certified by the Delaware Secretary of State.

                  (b) copies, certified by the Secretary, Assistant Secretary or other appropriate officer or director of the Borrower of its by-laws (or any comparable constitutive laws, rules or regulations) and of its board of directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Lender) authorizing the execution of the relevant Loan Documents;

                  (c) incumbency certificates, executed by the Secretary or Assistant Secretary or other appropriate officer or director of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the relevant Loan Documents and to make borrowings hereunder, as applicable, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

                  (d) a certificate, signed by the Chief Financial Officer, stating that, to the best of his knowledge after due inquiry, on the date hereof no Default or Unmatured Default has occurred and is continuing;

                  (e) an opinion of Thompson Hine & Flory LLP, counsel to the Borrower;

                  (f) the Syndicated Notes and the Bid Rate Notes payable to the order of each of the Lenders;

                  (g) written money transfer instructions, in substantially the form of EXHIBIT E hereto, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested, which instructions shall, among other things, direct the Agent to repay in full (i) the loans and advances outstanding under that certain Revolving Credit Agreement dated as of April 7, 1995 between the Borrower and Comerica Bank, as Agent, as of the effective date of this Agreement, together with all accrued and unpaid interest thereon and all breakage fees and other amounts payable with respect thereto and
         (ii) all commitment fees accrued and unpaid under that certain
         Revolving

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         Credit Agreement dated as of April 7, 1995 between the Borrower and
         Comerica Bank, as Agent, as of the effective date of this Agreement;

                  (h)  a Guaranty signed by each of the Guarantors; and

                  (i) such other documents as any Lender or its counsel may have reasonably requested.

                  4.2. EACH ADVANCE AND LETTER OF CREDIT. No Lender shall be required to make any Loan, nor shall the Agent be required to issue any Letter of Credit hereunder, unless on the applicable Borrowing Date or date for issuance of such Letter of Credit:

                  (a)  there exists no Default or Unmatured Default;

                  (b) the representations and warranties contained in ARTICLE V are true and correct as of such Borrowing Date or date for issuance of such Letter of Credit except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

                  (c) after giving effect to such Loan or the issuance of such Letter of Credit, the aggregate outstanding principal amount of all Advances and outstanding L/C Obligations and Swing Line Loans does not exceed the Aggregate Commitment.

 Each Borrowing Notice and each Conversion/Continuation Notice with respect to a Loan or application with respect to a Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in SECTIONS 4.2(a), (b) AND (c) have been satisfied.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

                  5. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lenders that:

                  5.1. CORPORATE EXISTENCE AND STANDING. The Borrower and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that, in the case of any Subsidiary of the Borrower, the failure to be in good standing or authorized to conduct business in any jurisdiction could not, when taken together with all similar failures by such Subsidiary and each other Subsidiary, reasonably be expected to have a Material Adverse Effect.

                  5.2. AUTHORIZATION AND VALIDITY. The Borrower and each Guarantor has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is party and to perform its obligations thereunder. The execution and delivery by each of the Borrower and each Guarantor of the Loan Documents to which it is party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and each Loan Document to which the Borrower or any Guarantor is party constitutes the legal, valid and binding obligation of the Borrower or such Guarantor, as applicable, enforceable against the Borrower or such Guarantor, as applicable, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law.

                  5.3. NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by each of the Borrower and each Guarantor of the Loan Documents to which it is party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's articles of incorporation or by-laws or comparable constitutive documents or the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or

                                      E-37


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         agreement which violation, conflict or imposition could reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

                  5.4. FINANCIAL STATEMENTS. The December 31, 1995, consolidated financial statements of the Borrower and its Subsidiaries, heretofore delivered to the Lenders, were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at the date thereof and the consolidated results of their operations for the period then ended.

                  5.5. MATERIAL ADVERSE CHANGE. Since December 31, 1995, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

                  5.6. TAXES. All tax returns required to be filed by the Borrower or any of its Subsidiaries in any jurisdiction have, in fact, been filed, all such tax returns have been prepared in accordance with applicable laws, and all taxes, assessments, fees and other governmental charges upon the Borrower or any Subsidiary or upon any of their respective properties, income or franchises, which are shown on such returns have been paid except to the extent such tax payments are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles. For all taxable years ending on or before December 31, 1992, the United States Federal income tax liability of the Borrower and its Subsidiaries has been satisfied and either the period of limitations on assessment of additional United States Federal income tax has expired or the Borrower or the applicable Subsidiary has entered into an agreement with the United States Internal Revenue Service closing conclusively the total tax liability for the taxable year. Neither the Borrower nor any of its Subsidiaries knows of any proposed additional tax assessment against it or any of them for which adequate provision has not been made on its or their accounts, and no controversy in respect of additional income or other taxes due or claimed to be due to any Governmental Authority is pending or to the knowledge of the Borrower or its Subsidiaries threatened the outcome of which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

                  5.7. LITIGATION AND CONTINGENT LIABILITIES. Except as set forth on SCHEDULE 1 hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any Subsidiary of the Borrower which could reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, to the knowledge of the Borrower's officers neither the Borrower nor any of its Subsidiaries has any material contingent liabilities not provided for or disclosed in the financial statements referred to in SECTION 5.4.

                  5.8. SUBSIDIARIES. SCHEDULE 1 hereto, together with the most recent update, if any, delivered pursuant to SECTION 6.1(i), contains an accurate list of all of the Subsidiaries (except for inactive Subsidiaries with immaterial assets and liabilities) of the Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or its Subsidiaries (the Subsidiaries listed on such SCHEDULE 1 as of the date of this Agreement being sometimes referred to herein as the "INITIAL GUARANTORS"). All of the issued and outstanding shares of capital stock of the Subsidiaries of the Borrower listed on SCHEDULE 1 hereto, together with the most recent update, if any, delivered pursuant to SECTION 6.1(i), have been duly authorized and issued and are fully paid and non-assessable.

                  5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $10,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $10,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, none of the Borrower or any other member of the

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         Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

                  5.10. ACCURACY OF INFORMATION. No written information, exhibit or report prepared and furnished by the Borrower or any Subsidiary to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, taken as a whole, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  5.11. REGULATION U. The Borrower and its Subsidiaries are in compliance with Regulation U.

                  5.12. MATERIAL AGREEMENTS. Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could have a Material Adverse Effect.

                  5.13. COMPLIANCE WITH LAWS. The Borrower and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received any notice to the effect that, or is otherwise aware that, its operations are not in material compliance with any of the requirements of applicable environmental, health and safety statutes and regulations of any Governmental Authority or the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

                  5.14. OWNERSHIP OF PROPERTIES. Except as set forth on SCHEDULE 1 hereto, on the date of this Agreement, there are no Liens, other than those permitted by SECTION 6.16, on the Property and assets reflected as owned by the Borrower or any of its Subsidiaries in the financial statements delivered from time to time pursuant hereto.

                  5.15. INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled"
        by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  5.16. PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                   ARTICLE VI
                                    COVENANTS

                  6. COVENANTS. During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

                  6.1. FINANCIAL REPORTING. The Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with generally accepted accounting principles, and will furnish or cause to be furnished to the
         Lenders:

                           (a) (i) within 120 days after the close of each of
                  the Borrower's fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in GAAP and required or approved by the Borrower's independent chartered accountants or independent public accountants) audit report certified by independent public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows,

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                  accompanied by a letter which conforms to professional
                  pronouncements promulgated by the American Institute of Certified Public Accountants from the firm of said accountants to the effect that in the course of, and based solely upon their audit of such financial statements, nothing has come to their attention to cause them to believe that there existed on the date of such statements any Default or Unmatured Default under SECTIONS 6.17 or 6.18, or, if in the opinion of such accountants, any Default or Unmatured Default exists, the statement shall state its nature and length of time it has existed; and (ii) within 180 days after the close of each of the Borrower's fiscal years, the management letter, if any, prepared by the applicable accountants in connection with the financial statements for such fiscal year delivered pursuant to the foregoing clause (i);

                           (b) within 60 days after the close of the first three
                  quarterly periods of each of the Borrower's fiscal years, for the Borrower and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by the Chief Financial Officer;

                           (c) together with the financial statements required
                  pursuant to the foregoing clauses (a) and (b), a compliance certificate in substantially the form of EXHIBIT C hereto signed by the Chief Financial Officer showing the calculations necessary to determine compliance with this Agreement (including, without limitation the financial covenants, compliance with Section 6.20, and compliance with the various other covenants which contain financial tests or baskets) and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and any and all actions taken with respect thereto;

                           (d) within 270 days after the close of each fiscal
                  year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA;

                           (e) as soon as possible and in any event within ten
                  days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, the occurrence of which may reasonably be expected to give rise to a Material Adverse Effect, a statement, signed by the Chief Financial Officer, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

                           (f) as soon as possible and in any event within 30
                  days after receipt by the Borrower or any of its Subsidiaries, a copy of (i) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may reasonably be expected to be liable for $10,000,000 or more of potential liability (when aggregated with other similar potential liability) to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which violation could reasonably be expected to give rise to a Material Adverse Effect;

                           (g) promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

                           (h) promptly upon their becoming available, one copy
                  of each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally and of each regular report and any registration statement or prospectus, filed by the Borrower with the Securities and Exchange Commission or any other United States federal or state securities exchange, securities trading system or with any United States national stock exchange and one copy of each periodic report filed by the Borrower with any other similar regulatory authority, in all cases without duplication; PROVIDED, HOWEVER, that the Borrower shall not be obligated to provide to the Agent and the Lenders routine reports which are required to be provided to any of the above-listed entities concerning the management of employee benefit plants, including, without limitation, stock purchases or the exercise of stock options made under any such employee benefit plan;

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



                           (i) together with the financial statements delivered
                  pursuant to SECTION 6.1(a), a current list of all of the Subsidiaries of the Borrower, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or its Subsidiaries; and

                           (j) promptly, such other information (including
                  non-financial information) as the Agent or any Lender may from time to time reasonably request.

                  6.2. USE OF PROCEEDS. The Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Advances and the Swing Line Loans to repay outstanding loans and advances made under that certain Revolving Credit Agreement dated as of April 7, 1995 between the Borrower and Comerica Bank, as Agent, to repay Advances and the Swing Ling Loans, to make Permitted Acquisitions or for general corporate purposes. The Borrower will not, nor will it permit any of its Subsidiaries to, use any of the proceeds of the Advances or the Swing Line Loans to purchase or carry any "margin stock" (as defined in Regulation U). The Borrower will not, nor will it permit any Subsidiary, to use proceeds of the Advances and the Swing Line Loans other than as contemplated in this SECTION 6.2.

                  6.3. NOTICE OF DEFAULT. The Borrower will, and will cause each of its Subsidiaries to, give notice in writing to the Lenders of the occurrence (a) of any Default or Unmatured Default and (b) of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect, which notice, in either case, shall be given promptly and in any event within five Business Days after the Borrower or relevant Subsidiary becomes aware of the Default, Unmatured Default or other development and shall state the nature and status thereof and any and all actions taken with respect thereto.

                  6.4. CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except where the failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.

                  6.5. TAXES. The Borrower will, and will cause each of its Subsidiaries to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles.

                  6.6. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice and customary for companies similar in size and nature, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

                  6.7. COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all laws (including, without limitation, all environmental laws), rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

                  6.8. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, ordinary wear and tear excepted, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

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



                  6.9. INSPECTION. The Borrower will, and will cause each of its Subsidiaries to, permit the Agent and any or each Lender, by its respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of the Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with, and to be advised as to the same by, their respective officers at such reasonable times and intervals during normal business hours, upon oral or written request of the Agent or any Lender at least three Business Days in advance so long as no Default or Unmatured Default shall have occurred and is continuing, or, if a Default or Unmatured Default has occurred and is continuing, upon the Agent's request. Such inspection rights are subject to reasonable limitations imposed by the Borrower and its Subsidiaries with respect to safety and shall not extend to trade secrets of the Borrower or its Subsidiaries or to information covered by attorney-client or other privilege.

                  6.10. MERGER. The Borrower will not, nor will it permit any of its Subsidiaries to, merge or consolidate with any other Person, or permit any other Person to consolidate with it, except that:

                           (a) any Subsidiary may consolidate with or merge with
                  or into (i) the Borrower or any Wholly-Owned Subsidiary (if the Borrower or such Wholly-Owned Subsidiary shall be the continuing or surviving corporation) or (ii) any other corporation (if such Subsidiary shall be the continuing or surviving corporation); and

                           (b) the Borrower may merge with or into any other corporation if the Borrower shall be the continuing or surviving corporation;

                  PROVIDED, that as of the date of such merger or consolidation, no Default or Unmatured Default shall have occurred and be continuing or would result from such merger or consolidation or from the incurrence of any Indebtedness in connection with such merger or consolidation.

                  6.11. SALE OF ASSETS. The Borrower will not, nor will it permit any of its Subsidiaries to, lease, sell or otherwise dispose of its Property to any other Person except for (a) sales of Property in the ordinary course of business, (b) leases, sales or other dispositions of its Property to the Borrower or a Subsidiary of the Borrower, and (c) other leases, sales or other dispositions of its Property subject to the requirement that at least 90% of the aggregate net proceeds of each such lease, sale or other disposition of Property in each fiscal year are reinvested in the business of the Borrower and the Subsidiaries as conducted in accordance with the requirements of
         SECTION 6.4.

                  6.12. PREPAYMENTS. The Borrower will not, nor will it permit or any of its Subsidiaries to, either directly or indirectly, voluntarily redeem, retire or otherwise pay prior to its scheduled maturity, or accelerate the maturity of, Indebtedness of the Borrower or any of its Subsidiaries (other than Indebtedness arising hereunder or the conversion of Indebtedness of the Borrower or any of its Subsidiaries to equity of the Borrower or any of its Subsidiaries) in an amount in excess of $20,000,000 in the aggregate.

                  6.13. AFFILIATES. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arm's-length transaction; PROVIDED, HOWEVER, that nothing contained in this SECTION 6.13 shall prohibit transactions between the Borrower and any Guarantor, or between or among Guarantors, in each case in the ordinary course of business.

                  6.14. INVESTMENTS. The Borrower will not, nor will it permit any of its Subsidiaries to, make or suffer to exist any Investments, or commitments therefor, except:

                           (a) Investments (i) in existence as of the close of
                  business on December 31, 1995, and described in SCHEDULE 1 hereto or (ii) arising on or after January 1, 1996, but only to the extent expressly described on SCHEDULE 1 hereto;

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



                           (b) Investments by the Borrower or any of its
                  Subsidiaries in and to any Subsidiary, including any Investment in a corporation which, after giving effect to such Investment, will become a Subsidiary;

                           (c) Investments in property or assets to be used in the ordinary course of business of the Borrower and any of its Subsidiaries conducted as described in SECTION 6.4;

                           (d) Investments in commercial paper maturing in 270
                  days or less from the date of issuance which, at the time of acquisition by the Borrower or any Subsidiary, is accorded a rating of A2 or better by Standard & Poor's or P2 or better by Moody's or any other United States nationally recognized credit rating agency of similar standing;

                           (e) Investments in direct obligations of the United
                  States, any agency or instrumentality of the United States, the payment or guarantee of which constitutes a full faith and credit obligation of the United States, maturing in three years or less from the date of acquisition thereof;

                           (f) Investments in direct obligations of any State or
                  municipality within the United States maturing in three years or less from the date of acquisition thereof which, in any such case, at the time of acquisition by the Borrower or any Subsidiary, is accorded one of the two highest long-term or short-term, as applicable, debt ratings by Standard & Poor's or Moody's or any other United States nationally recognized credit rating agency of similar standing;

                           (g) Investments in certificates of deposit or
                  bankers' acceptances issued by a bank or trust company having capital, surplus and undivided profits aggregating at least $100,000,000 and having a short-term unsecured debt rating of at least "P-1" by Moody's or "A-1" by Standard & Poor's;

                           (h) Investments made in connection with Permitted Acquisitions;

                           (i) Investments made as of the Effective Date in connection with Joint Ventures described on SCHEDULE 1 hereto;

                           (j) any loan or other advance by the Borrower or any
                  of its Subsidiaries, as the case may be, to any of its or their officers or employees, as the case may be, in the normal course of business, so long as the aggregate of all such loans or advances by the Borrower and its Subsidiaries does not exceed $5,000,000 at any time outstanding, plus reasonable, reimbursable business and travel expenses;

                           (k) any fund or other pooling arrangement which exclusively purchases and holds Investments described in this
                  SECTION 6.14;

                           (l) any Oasis Account or Pegasus Fund Account maintained by the Agent on behalf of the Borrower; and

                           (m) other Investments, together with Contingent
                  Obligations permitted pursuant to SECTION 6.15(e) not to exceed in the aggregate more than 5% of Consolidated Net Worth.

                  6.15. CONTINGENT OBLIGATIONS. The Borrower will not, nor will it permit any of its Subsidiaries to, make or suffer to exist any Contingent Obligation, except (a) by endorsement of instruments for deposit or collection in the ordinary course of business, (b) pursuant to the Guaranties, (c) Contingent Obligations of the Borrower and any of its Subsidiaries described on SCHEDULE 1 hereto, (d) Contingent Obligations in respect of the obligations of any Subsidiary, and (e) other Contingent Obligations, together with Investments permitted pursuant to SECTION 6.14(m), not to exceed in the aggregate more than 5% of Consolidated Net Worth.

                  6.16. LIENS. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or such Subsidiary, as applicable, except:

                           (a) Liens for taxes, assessments or governmental charges or levies on its

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



                  Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                           (b) Liens imposed by law, such as carriers',
                  warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                           (c) Liens arising out of pledges or deposits under
                  worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                           (d) utility easements, building restrictions and such
                  other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the same or interfere with the use thereof in the business of the Borrower or any Subsidiary of the Borrower;

                           (e) Liens (i) existing as of the close of business on
                  December 31, 1995, and described in SCHEDULE 1 hereto or (ii) created or incurred on or after January 1, 1996, but only to the extent expressly described on SCHEDULE 1 hereto;

                           (f) Liens created or incurred after December 31,
                  1995, given to secure the Indebtedness incurred or assumed in connection with the acquisition of property or assets useful and intended to be used in carrying on the business of the Borrower or any Subsidiary of the Borrower, including Liens existing on such property or assets at the time of acquisition thereof or at the time of acquisition by the Borrower or such Subsidiary, as applicable, of an interest in any business entity then owning such property or assets, whether or not such existing Liens were given to secure the consideration for the property or assets to which they attach, subject to the requirement that the Lien shall attach solely to the assets acquired or purchased;

                           (g) any extension, renewal or replacement of any Lien
                  permitted by the preceding clauses (e) and (f) in respect of the same property or assets theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (i) such Lien shall attach solely to the same property or assets, and (ii) such extension, renewal or refunding of such Indebtedness shall be without increase in the principal remaining unpaid as of the date of such extension, renewal or refunding; and

                           (h)(i) Liens incurred in the ordinary course of
                  business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States, any state or any foreign government or agency thereof entered into in the ordinary course of business and (ii) Liens incurred in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations, PROVIDED that full provision for the payment of all such obligations set forth in clauses (i) and (ii) has been made on the books of the Borrower or such Subsidiary as may be required by Agreement Accounting Principles.

                  6.17. MINIMUM CONSOLIDATED NET WORTH. The Borrower will maintain at all times a Consolidated Net Worth of at least the sum of:

                           (a) 80% of Consolidated Net Worth as of September 30, 1996, plus

                           (b) the sum of 50% of Consolidated Net Income for
                  each fiscal quarter ended after October 1, 1996 (but only to the extent that, in the case of any such fiscal quarter, Consolidated Net Income for such fiscal quarter is at least $1.00), plus

                           (c) 100% of the aggregate amount of the net cash proceeds received by the

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



                  Borrower or any of its Subsidiaries from the issuance or sale on and after October 1, 1996 of capital stock of the Borrower or any of its Subsidiaries, plus

                           (d) 100% of the aggregate principal amount of
                  Convertible Notes which have been converted after October 1, 1996 into capital stock of the Borrower.

                  6.18. FIXED CHARGES COVERAGE. The Borrower will at all times maintain a Fixed Charge Coverage Ratio for the most recently ended period of four consecutive fiscal quarters of at least 1.35 to 1.00.

                  6.19. ACQUISITIONS. The Borrower will not, nor will it permit any of its Subsidiaries to, make any Acquisition other than a Permitted Acquisition.

                  6.20. SUPPLEMENTAL GUARANTORS. The Borrower will at all times maintain Guaranties from the Initial Guarantors and Supplemental Guarantors such that as of the end of each fiscal quarter (a) the aggregate assets of the Guarantors are not less than 90% of the consolidated assets of the Borrower and its Subsidiaries and (b) the aggregate gross revenues of the Guarantors (calculated as of the last day of the Guarantors' most recently ended fiscal quarter for the four consecutive fiscal quarters ending with such fiscal quarter) do not constitute less than 90% of the aggregate gross revenues of the Borrower and its Subsidiaries (calculated as of the last day of the Borrower's and its Subsidiaries' most recently ended fiscal quarter for the four consecutive fiscal quarters ending with such fiscal quarter); PROVIDED, that in the event that any Subsidiary of the Borrower (other than a Guarantor) at any time has assets, determined in accordance with GAAP, with a book value equal to or greater than an amount equal to two and one half percent (2 1/2%) of the consolidated assets of the Borrower and its Subsidiaries determined as of the last day of the immediately preceding fiscal quarter, such Subsidiary shall promptly execute and deliver a Guaranty as a Supplemental Guarantor pursuant to this SECTION 6.20. In maintaining such Guaranties, the guaranties executed by any Supplemental Guarantors shall be executed and delivered to the Agent for the benefit of each of the Lenders and shall be substantially identical to the guaranties previously executed by each of the Initial Guarantors, together with such supporting documentation, including corporate resolutions and opinions of counsel with respect to such additional guaranty, as may be reasonably required by the Agent and the Required Lenders.

                                   ARTICLE VII
                                    DEFAULTS

                  7. DEFAULTS. The occurrence of any one or more of the following events shall constitute a Default:

                  7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, any Letter of Credit, any Guaranty or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made or deemed made.

                  7.2. Nonpayment of principal of any Loan or Note or L/C Obligation when due, or nonpayment of interest upon any Loan or Note or of any commitment fee or other obligations under any of the Loan Documents within five Business Days after the same becomes due.

                  7.3. The breach by the Borrower or any of its Subsidiaries of any of the terms or provisions of SECTION 6.1, 6.2, 6.3(a), 6.10, 6.11, 6.12, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, or 6.20.

                  7.4. The breach by the Borrower or any of its Subsidiaries (other than a breach which constitutes a Default under SECTION 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within 30 days after written notice from the Agent or any Lender.

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                  7.5. Failure of the Borrower or any of its Subsidiaries to pay
         any Indebtedness equal to or exceeding $25,000,000 in the aggregate when due; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Indebtedness equal to or exceeding
         $25,000,000 in the aggregate was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower or any of its Subsidiaries equal to or exceeding $25,000,000 in the aggregate shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

                  7.6. The Borrower or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under the United States bankruptcy laws as now or hereafter in effect or cause or allow any similar event to occur under any bankruptcy or similar law or laws for the relief of debtors as now or hereafter in effect in any other jurisdiction, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator, monitor or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the United States bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or any of its property or its debts under any law relating to bankruptcy, insolvency or reorganization or compromise of debt or relief of debtors as now or hereafter in effect in any jurisdiction, or any organization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation or fail to promptly file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this SECTION 7.6 or (f) fail to contest in good faith, or consent to or acquiesce in, any appointment or proceeding described in SECTION 7.7.

                  7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, custodian, trustee, examiner, liquidator or similar official shall be appointed (either privately or by a court) for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in
         SECTION 7.6(d) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

                  7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "CONDEMNATION"), all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

                  7.9. The Borrower or any of its Subsidiaries shall fail within 60 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $25,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

                  7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $10,000,000 or any Reportable Event, the occurrence which may reasonably be expected to give rise to Material Adverse Effect, shall occur in connection with any Plan.

                  7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $5,000,000 per annum.

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                  7.12. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $10,000,000.

                  7.13. The Borrower or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Borrower or any such Subsidiary, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any environmental, health or safety law or regulation of any Governmental Authority, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                  7.14. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to perform its obligations under or otherwise comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

                  7.15.  Any  Change in Control shall occur.

                                  ARTICLE VIII
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

                  8.1. ACCELERATION. If any Default described in SECTION 7.6 or
7.7 occurs, the obligations of the Lenders to make Loans or purchase participations in Letters of Credit or Swing Line Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender, and without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. If any other Default occurs, the Required Lenders may
(a) terminate or suspend the obligations of the Lenders to make Loans and purchase participations in Letters of Credit or Swing Line Loans hereunder, whereupon the obligation of the Agent to issue Letters of Credit hereunder shall also terminate or be suspended, or (b) declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, or (c) take the action described in both the preceding clause (a) and the preceding clause (b).

                  If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in SECTION 7.6 or 7.7) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

                  8.2. AMENDMENTS. Subject to the provisions of this ARTICLE VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders and the Borrower hereunder or waiving any Default hereunder; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

                  (a) extend the maturity of any Loan, Note or Reimbursement Obligation or forgive all or any portion of the principal amount thereof, any interest thereon or any fees or other amounts payable hereunder, or reduce the rate or extend the time of payment of interest, fees or other amounts payable hereunder;

                  (b) reduce the percentage specified in the definition of Required Lenders;

                  (c) reduce the amount or extend the payment date for the mandatory payments required

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         under SECTION 2.2, 2.10 or 2.20, or increase the amount of the
         Commitment of any Lender hereunder, or permit the Borrower to assign its rights or obligations under this Agreement;

                  (d)  amend this SECTION 8.2; or

                  (e)  release any Guarantor.

 No amendment of any provision of this Agreement relating in any way to the Agent or any or all of the Letters of Credit shall be effective without the written consent of the Agent. No amendment of any provision of this Agreement relating to Swing Line Loans shall be effective without the written consent of the Swing Line Lender. The Agent may waive payment of the fee required under
SECTION 12.3.2 without obtaining the consent of any other party to this Agreement.

                  8.3. PRESERVATION OF RIGHTS. No delay or omission of the Lenders or any of them or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude any other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by (or with the consent of) the Lenders required pursuant to SECTION 8.2, and then only to the extent specifically set forth in such writing. All remedies contained in the Loan Documents or afforded by law shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX
                               GENERAL PROVISIONS

                  9.1. SURVIVAL OF REPRESENTATIONS. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

                  9.2. GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

                  9.3. STAMP DUTIES. The Borrower shall pay and forthwith on demand indemnify each of the Agent and each Lender against any liability it incurs in respect of any stamp, registration and similar tax which is or becomes payable in connection with the entry into, performance or enforcement of any Loan Document.

                  9.4. HEADINGS. Section headings in the Loan Documents are for convenience of reference only and shall not govern the interpretation of any of the provisions of the Loan Documents.

                  9.5. ENTIRE AGREEMENT; Independence of Covenants. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof. Except as otherwise expressly provided herein, no provision of this Agreement shall be construed as waiving, negating or otherwise qualifying any restriction, limitation or other condition imposed by any other provision of this Agreement.

                  9.6. SEVERAL OBLIGATIONS; BENEFITS OF THIS AGREEMENT. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement (and their directors, officers and employees with respect to SECTION 9.7) and their respective successors and assigns.

                  9.7. EXPENSES; INDEMNIFICATION. The Borrower shall reimburse the Agent for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or

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incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrower further agrees to indemnify the Agent and each Lender, its directors, officers and employees (each an "Indemnitee") against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit hereunder except to the extent that such losses, claims, damages, penalties, judgments, liabilities and expenses are found in a final judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of such Indemnitee. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

                  9.8. NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

                  9.9. ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles; PROVIDED, HOWEVER, that to the extent that any change in GAAP shall alter the result of any financial covenant or test or any other accounting determination to be computed or made hereunder, the Borrower agrees that such covenant, test or other determination shall continue to be computed or made on the basis of Agreement Accounting Principles as in effect prior to such change in GAAP, unless the Required Lenders shall otherwise consent.

                  9.10. SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

                  9.11. NONLIABILITY OF LENDERS. The relationship between the Borrower, on the one hand, and the Lenders and the Agent, on the other hand, shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower or any of its Subsidiaries. Neither the Agent nor any Lender undertakes any responsibility to the Borrower or any of its Subsidiaries to review or inform the Borrower or any of its Subsidiaries of any matter in connection with any phase of the business or operations of the Borrower or any of its Subsidiaries.

                  9.12. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                  9.13. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

                  9.14. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING,
DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT

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



OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                  9.15. CONFIDENTIALITY. Each of the Agent and each Lender agrees to hold any confidential information which it may receive from the Borrower or any of its Subsidiaries pursuant to this Agreement in confidence, except for disclosure (a) to other Lenders or their respective affiliates, (b) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (c) to regulatory officials and examiners, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding to which that Lender is a party, and (f) permitted by SECTION 12.4; PROVIDED, HOWEVER, with respect to any disclosure pursuant to SUBSECTIONS (d) and (e), the Agent or such Lender, as applicable, uses its best efforts to notify the Borrower in writing immediately upon its or their receipt of any demand for such disclosures except to the extent such notice to the Borrower is prohibited by any law or regulatory authority.

                                    ARTICLE X
                                    THE AGENT

                  10.1. APPOINTMENT. First Chicago is hereby appointed Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the agent of such Lender. The Agent agrees to act as such upon the express conditions contained in this ARTICLE X. The Agent shall not have a fiduciary relationship in respect of the Borrower, any Subsidiary of the Borrower or any Lender by reason of this Agreement.

                  10.2. POWERS. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

                  10.3. GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any or all of the Borrower, any Subsidiary of the Borrower or the Lenders for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except to the extent that such action or inaction is found in a final judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or wilful misconduct of such Person.

                  10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent; or (d) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

                  10.5. ACTION ON INSTRUCTIONS OF LENDERS. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or, in the case of any act or failure to act calculated to give rise to any of the events or circumstances described in clauses (a) through (e) of SECTION 8.2, each affected Lender, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

                  10.6. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact

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selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

                  10.7. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect of legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

                  10.8. AGENT'S REIMBURSEMENT AND INDEMNIFICATION. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any amounts not reimbursed by the Borrower for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (c) for any amounts not reimbursed by the Borrower for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they are determined in a final judgment of a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the Agent. The obligations of the Lenders under this SECTION 10.8 shall survive payment of the Obligations and termination of this Agreement.

                  10.9. RIGHTS AS A LENDER. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or any of its Subsidiaries is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender; PROVIDED, HOWEVER, that in the event that the Agent ceases to be a Lender hereunder, the Required Lenders may remove the Agent and appoint a successor Agent, if no Default has occurred and is continuing, with the consent of the Borrower.

                  10.10. LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

                  10.11. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, 45 days after the resigning Agent gives notice of its intention to resign. Upon any such resignation the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within 30 days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment and, if no Default or Unmatured Default has occurred and is continuing, the Borrower has consented to such appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, shall be obligated to

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issue substitute letters of credit for the outstanding Letters of Credit issued by the resigning Agent or otherwise to provide credit assurance satisfactory to the resigning Agent with respect to such outstanding Letters of Credit. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

                  10.12. AGENT'S FEE. The Borrower agrees to pay to the Agent, for its own account, the fees agreed to by the Borrower and the Agent by separate letter agreement, or as otherwise agreed from time to time.

                                   ARTICLE XI
                            SETOFF; RATABLE PAYMENTS

                  11.1. SETOFF. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

                  11.2. RATABLE PAYMENTS. If any Lender, whether by setoff or otherwise (other than pursuant to SECTIONS 2.19 and 3.5 and ARTICLE XII), has payment made to it upon its Syndicated Loans (other than payments received pursuant to SECTION 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Syndicated Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Syndicated Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Syndicated Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII
                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

                  12.1. SUCCESSORS AND ASSIGNs. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders and (b) any assignment by any Lender must be made in compliance with SECTION
12.3. Notwithstanding clause (b) of the preceding sentence, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; PROVIDED, HOWEVER, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with SECTION 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

                  12.2.  PARTICIPATIONS.

                  12.2.1 PERMITTED PARTICIPANTS; EFFECT. Any Lender may, in the ordinary course of its business and in accordance with applicable law,
         (a) with contemporaneous notice to the Borrower, at any time sell to one or more banks or (b) with the consent of the Borrower, which consent shall not be unreasonably withheld, at any time sell to one or more other entities (each

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



         such bank or other entity being referred to herein as a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Note held by such Lender, any L/C Interest held by such Lender, the Commitment of such Lender or any other interest of such Lender under the Loan Documents; PROVIDED, HOWEVER, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. The participation agreement effecting the sale of any participating interest shall contain a representation by the Participant to the effect that none of the consideration used to make the purchase of the participating interest in the Commitment, Loans and L/C Interests under such participation agreement are "plan assets" as defined under ERISA and that the rights and interests of the Participant in and under the Loan Documents will not be "plan assets" under ERISA.

                  12.2.2. VOTING RIGHTS. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan, L/C Interest or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan, L/C Interest or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan, L/C Interest or Commitment, or releases any guarantor of any such Loan or L/C Interest.

                  12.2.3. BENEFIT OF SETOFF. The Borrower agrees that to the extent permitted by applicable law each Participant shall be deemed to have the right of setoff provided in SECTION 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in SECTION 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant shall be deemed to agree, by exercising the right of setoff provided in SECTION 11.1, to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with SECTION 11.2 as if each Participant were a Lender.

                  12.3.  ASSIGNMENTS.

                  12.3.1. PERMITTED ASSIGNMENTS. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its Commitment and outstanding Loans and L/C Interests, together with its rights and obligations under the Loan Documents with respect thereto; PROVIDED, HOWEVER, that (a) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations so assigned; (b) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of such assignment) may be in the amount of such Lender's entire Commitment but otherwise shall not be less than $10,000,000 or an integral multiple of $1,000,000 in excess of that amount; and (c) notwithstanding the foregoing clause (b), (i) if the assignment is made to a Lender, the amount of the Commitment assigned shall not be less than $1,000,000 or an integral multiple thereof and (ii) if the assignment is made pursuant to SECTIONS 2.19(a)(ii) or 3.5, the Commitment assigned may be in the amount of the relevant NonConsenting Lender's entire remaining Commitment after giving effect to all assignments pursuant to SECTION 2.19(a)(i). Such assignment shall be substantially in the form of EXHIBIT D hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender; PROVIDED, HOWEVER, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consents shall not be unreasonably withheld.

                  12.3.2. EFFECT; EFFECTIVE DATE. Upon the later of (i) two Business Days (or such shorter period agreed to by the Agent) after
         (a) delivery to the Agent of a notice of assignment, substantially in the form attached to EXHIBIT D hereto (a "NOTICE OF ASSIGNMENT"), together with any consents required by SECTION 12.3.1, and (b) payment of a $3,000 fee to the Agent for processing such assignment, and (ii) the date certain specified in such Notice of Assignment, such assignment shall become effective. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto and thereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this SECTION 12.3.2, the transferor Lender, the Agent, and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting its Commitment, as adjusted pursuant to such assignment.

                  12.4. DISSEMINATION OF INFORMATION. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by SECTION 9.15.

                  12.5. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 2.18.

                                  ARTICLE XIII
                                     NOTICES

          13.1. GIVING NOTICE. Except as otherwise permitted by SECTION
2.14 with respect to Borrowing Notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes).

                  13.2. CHANGE OF ADDRESS. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV
                                  COUNTERPARTS

                  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Subject to SECTION 4.1, this Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by telex or telephone, that it has taken such action.

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



                  IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                       OMNICARE, INC.

                                       By: /s/David W. Froesel, Jr.
                                       ----------------------------
                                          Name: David W. Froesel, Jr.
                                          Title: Chief Financial Officer

                                       2800 Chemed Center
                                       225 East Fifth Street
                                       Cincinnati, Ohio  45202-4728
                                       Attn: Chief Financial Officer
                                       Facsimile No. 513-762-6678

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



 Commitment:
 -----------

 $60,000,000                  THE FIRST NATIONAL BANK OF CHICAGO,
                                as a Lender and as Agent

                              By: /s/Kenneth Kramer
                                 ---------------------------
                                 Name: Kenneth Kramer
                                 Title: Vice President

                              Address:

                              One First National Plaza
                              Chicago, Illinois 60670
                              Attention:  Ken Kramer
                              Facsimile No.:312/732-1117

 $40,000,000                 BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO
                               BRANCH, as a Lender

                             By: /s/Noboru Kobayashi
                                -------------------------------
                                Name: Noboru Kobayashi
                                Title: Deputy General Manager

                             Address:

                             227 W. Monroe, Suite 2300
                             Chicago, IL  60606
                             Attention:  Bruce Mettel
                             Facsimile No.:312/696-4535

 $40,000,000                 COMERICA BANK
                              as a Lender

                             By:/s/Hugh G. Porter
                                -------------------------------
                                Name: Hugh G. Porter
                                Title: Vice President

                             Address:

                             One Detroit Center
                             500 Woodward Ave., MC-3268
                             Detroit, MI  48226
                             Attention:  Hugh G. Porter
                             Facsimile No.:  313/222-9514

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



 $40,000,000                 KEYBANK NATIONAL ASSOCIATION
                              as a Lender

                             By:/s/Susan M. Lipowicz
                               ----------------------------------
                               Name: Susan M. Lipowicz
                               Title: Vice President

                             Address:

                             34 North Main Street
                             Dayton, OH  45402
                             Attention:  Susan Lipowicz
                             Facsimile No.:  937/336-7695

 $40,000,000                 PNC BANK OHIO
                              as a Lender

                             By:/s/Anne B. Kelley
                                ---------------------------------
                                Name: Anne B. Kelley
                                Title: Vice President

                             Address:

                             201 E. Fifth Street
                             Cincinnati, OH  45201
                             Attention:  Anne Kelly
                             Facsimile No.:  513/651-8952

 $20,000,000                 THE BANK OF NEW YORK
                               as a Lender

                              By:/s/Douglas Ober
                                --------------------------------
                                Name: Douglas Ober
                                Title: Vice President

                              Address:

                              One Wall Street
                              New York, NY  10286
                              Attention:  Gail Kurz
                              Facsimile No.:  212/635-6434

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



 $20,000,000                  BANQUE NATIONALE DE PARIS
                                as a Lender

                              By:/s/Arnaud Collin du Bocage
                                 -----------------------------------
                                 Name: Arnaud Collin du Bocage
                                 Title: EVP and General Manager

                              Address:

                              209 South LaSalle Street, 5th Floor
                              Chicago, Illinois  60604
                              Attention: William J. Krummen
                              Facsimile No.: 312/977-1380

 $20,000,000                  CIBC, INC.
                                as a Lender

                              By:/s/Michelle Moreno, as Agent
                              ---------------------------------------
                                 Name: Michelle Moreno
                                 Title: Director

                               Address:

                               200 W. Madison
                               Suite 2300
                               Chicago, IL  60606
                               Attention:  Michelle Moreno
                               Facsimile No.:  312/726-8884

 $20,000,000                   FIFTH THIRD BANK
                                 as a Lender

                               By:/s/Edward H. Silva, Jr.
                                  ----------------------------------
                                  Name: Edward H. Silva, Jr.
                                  Title: Senior Vice President

                                Address:

                                Fifth Third Center
                                38 Fountain Square Plaza
                                Cincinnati, OH  45623
                                Attention:  Ed Silva
                                Facsimile No.:  513/579-4185

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



 $20,000,000                    THE FUJI BANK, LIMITED
                                   as a Lender

                                 By:/s/Peter L. Chinnici
                                    ------------------------------
                                    Name: Peter L. Chinnici
                                    Title: Joint General Manager

                                 Address:

                                 225 W. Wacker Drive
                                 Chicago, IL  60606
                                 Attention:  Christian Kaul
                                 Facsimile No.:  312/621-0539

 $20,000,000                     SAKURA BANK, LIMITED
                                    as a Lender

                                 By:/s/Shunji Sakurai
                                    -------------------------------
                                     Name: Shunji Sakurai
                                     Title: Joint General Manager

                                 Address:

                                 227 W. Monroe Street
                                 Suite 4700
                                 Chicago, IL  60606
                                 Attention:  Ron Stazuk
                                 Facsimile No.:  312/332-5345

 $20,000,000                     THE SANWA BANK, LIMITED, CHICAGO BRANCH
                                    as a Lender

                                 By:/s/James P. Burns
                                    -------------------------------
                                    Name: James P. Burns
                                    Title: Vice President and Representative

                                 Address:

                                 10 South Wacker
                                 31st Floor
                                 Chicago, Illinois  60606
                                 Attention:  Patrick McGushin
                                 Facsimile No.:  312/346-6677

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



 $20,000,000                     STAR BANK
                                   as a Lender

                                 By:/s/Richard W. Neltner
                                    -----------------------------------
                                    Name: Richard W. Neltner
                                    Title: Vice President

                                 Address:

                                 425 Walnut Street
                                 Location 8160
                                 Cincinnati, OH  45201
                                 Attention:  Rick Neltner
                                 Facsimile No.:  513/632-2068

 $10,000,000                     THE DAI-ICHI KANGYO BANK, LTD., CHICAGO
                                    BRANCH, as a Lender

                                 By:/s/Seiichiro Ino
                                    ---------------------------------
                                    Name: Seiichiro Ino
                                    Title: Vice President

                                 Address:
                                 10 So. Wacker
                                 Chicago, IL  60606
                                 Attention: Norm Fedder, Vice President
                                 Facsimile No.: 312/876-2011

 $10,000,000                     LONG TERM CREDIT BANK OF JAPAN, LTD.
                                   as a Lender

                                 By:/s/Brady S. Sadek
                                    --------------------------------
                                    Name: Brady S. Sadek
                                    Title: Vice President and Deputy General
                                     Manager

                                 Address:

                                 190 S. LaSalle, #800
                                 Chicago, IL  60603
                                 Attention:  Brady Sadek
                                 Facsimile No.:  312/704-8505

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



 $10,000,000                      BANCA CRT S.P.A..
                                     as a Lender

                                  By:/s/Slade Carter, Jr.
                                     -------------------------------
                                     Name: Slade Carter, Jr.
                                     Title: Vice President

                                  Address:

                                  500 Park Avenue
                                  New York, NY 10022
                                  Attention: Ajaz Shaikh
                                  Facsimile No.: 212/980-0809

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